As filed with the Securities and Exchange Commission on June 16, 2005

Investment Company Act File No. 811-21089

U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 2

TO

FORM N-2

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940 ☒

Antenor Fund, LLC

(Exact Name of Registrant as Specified in its Charter)

500 Newport Center Drive, Suite 600

Newport Beach, California 92660

(Address of Principal Executive Offices)

Registrant’s Telephone Number, including Area Code: (866) 377-7677

Benjamin J. Bornstein

c/o Prospero Capital Management, LLC

500 Newport Center Drive, Suite 600

Newport Beach, California, 92660

(Name and Address of Agent for Service)

COPY TO:

Robert R. Ouellette, Esq.

Schottenstein, Zox & Dunn Co., L.P.A.

250 West Street

Columbus, Ohio 43215

This Registration Statement has been filed by Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended. Interests in Registrant are not being registered under the Securities Act of 1933 (the “1933 Act”) and will be issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of, and/or Regulation D under, the 1933 Act. Investments in Registrant may only be made by individuals or entities meeting the definition of an “accredited investor” in Regulation D under the 1933 Act and a “qualified investor” as described in this Registration Statement. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, Interests in Registrant.

PART A – INFORMATION REQUIRED IN A PROSPECTUS; PART B – INFORMATION REQUIRED IN A STATEMENT OF ADDITIONAL INFORMATION

The information required to be included in this Registration Statement by Part A and Part B of Form N-2 is contained in the private placement memorandum that follows.

As filed with the Securities and Exchange Commission on June 16, 2005

Investment Company Act File No. 811-21090

U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 2

TO

FORM N-2

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940 ☒

Beaumont Fund, LLC

(Exact Name of Registrant as Specified in its Charter)

500 Newport Center Drive, Suite 600

Newport Beach, California 92660

(Address of Principal Executive Offices)

Registrant’s Telephone Number, including Area Code: (866) 377-7677

Benjamin J. Bornstein

c/o Prospero Capital Management, LLC

500 Newport Center Drive, Suite 600

Newport Beach, California 92660

(Name and Address of Agent for Service)

COPY TO:

Robert R. Ouellette, Esq.

Schottenstein, Zox & Dunn Co., L.P.A.

250 West Street

Columbus, Ohio 43215

This Registration Statement has been filed by Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended. Interests in Registrant are not being registered under the Securities Act of 1933 (the “1933 Act”) and will be issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of, and/or Regulation D under, the 1933 Act. Investments in Registrant may only be made by individuals or entities meeting the definition of an “accredited investor” in Regulation D under the 1933 Act and a “qualified investor” as described in this Registration Statement. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, Interests in Registrant.

PART A – INFORMATION REQUIRED IN A PROSPECTUS; PART B – INFORMATION REQUIRED IN A STATEMENT OF ADDITIONAL INFORMATION

The information required to be included in this Registration Statement by Part A and Part B of Form N-2 is contained in the private placement memorandum that follows.

As filed with the Securities and Exchange Commission on June 16, 2005

Investment Company Act File No. 811-21091

U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 2

TO

FORM N-2

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940 ☒

Curan Fund, LLC

(Exact Name of Registrant as Specified in its Charter)

500 Newport Center Drive, Suite 600

Newport Beach, California 92660

(Address of Principal Executive Offices)

Registrant’s Telephone Number, including Area Code: (866) 377-7677

Benjamin J. Bornstein

c/o Prospero Capital Management, LLC

500 Newport Center Drive, Suite 600

Newport Beach, California 92660

(Name and Address of Agent for Service)

COPY TO:

Robert R. Ouellette, Esq.

Schottenstein, Zox & Dunn Co., L.P.A.

250 West Street

Columbus, Ohio 43215

This Registration Statement has been filed by Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended. Interests in Registrant are not being registered under the Securities Act of 1933 (the “1933 Act”) and will be issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of, and/or Regulation D under, the 1933 Act. Investments in Registrant may only be made by individuals or entities meeting the definition of an “accredited investor” in Regulation D under the 1933 Act and a “qualified investor” as described in this Registration Statement. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, Interests in Registrant.

PART A – INFORMATION REQUIRED IN A PROSPECTUS; PART B – INFORMATION REQUIRED IN A STATEMENT OF ADDITIONAL INFORMATION

The information required to be included in this Registration Statement by Part A and Part B of Form N-2 is contained in the private placement memorandum that follows.

Name:

Number:

PROSPERO FUNDS

Antenor Fund, LLC

Beaumont Fund, LLC

Curan Fund, LLC

PRIVATE PLACEMENT MEMORANDUM

June 16, 2005

PROSPERO CAPITAL MANAGEMENT, LLC

ADVISER

In making an investment decision, an investor must rely upon his, her or its own examination of the Funds and the terms of the offering, including the merits and risks involved, of the Membership Interests (the “Interests”) described herein. The Interests have not been registered with, or approved or disapproved by, the Securities and Exchange Commission or any other U.S. federal or state governmental agency or regulatory authority or any national securities exchange. No agency, authority or exchange has passed upon the accuracy or adequacy of this Private Placement Memorandum or the merits of an investment in the Interests. Any representation to the contrary is a criminal offense.

TO ALL INVESTORS

The Interests have not been and will not be registered under the Securities Act of 1933 (the “1933 Act”) or the securities laws of any state. The offering contemplated by this prospectus will be made in reliance upon an exemption from the registration requirements of the 1933 Act for offers and sales of securities that do not involve any public offering, and analogous exemptions under state securities laws. This prospectus will not constitute an offer to sell or the solicitation of an offer to buy nor will any sale of Interests be made in any jurisdiction in which the offer, solicitation or sale is not authorized or to any person to whom it is unlawful to make the offer, solicitation or sale. No person has been authorized to make any representations concerning the Funds that are inconsistent with those contained in this prospectus. Prospective investors should not rely on any information not contained in this prospectus or the accompanying exhibits. This prospectus is intended solely for the use of the person to whom it has been delivered for the purpose of evaluating a possible investment by the recipient in the Interests and is not to be reproduced or distributed to any other persons (other than professional advisors of the prospective investor receiving this document). Prospective investors should not construe the contents of this prospectus as legal, tax or financial advice. Each prospective investor should consult his, her or its own professional advisors as to the legal, tax, financial or other matters relevant to the suitability of an investment in the Fund for the investor. The Interests are subject to substantial restrictions on transferability and resale and may not be transferred or resold except as permitted under each Fund’s Limited Liability Company Agreement, the 1933 Act and applicable state securities laws, pursuant to registration or exemption from these provisions.

Prospero Funds

June 16, 2005

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PROSPECTUS

PROSPERO FUNDS

Antenor Fund

Beaumont Fund

Curan Fund

Limited Liability Company Interests

Antenor Fund, LLC, Beaumont Fund, LLC, and Curan Fund, LLC (“Antenor”, “Beaumont”, “Curan”, and collectively “The Funds”) are limited liability companies registered under the Investment Company Act of 1940, as amended, as diversified, closed-end management investment companies. Prospero Capital Management, LLC (“Prospero”, the “Firm”, or the “Adviser”) formed the Funds in order for the Firm and other selected investors to invest in the equity securities of a limited number of publicly traded companies with the potential for substantial capital appreciation.

Prospero Capital Management, LLC, a Delaware limited liability company, serves as the Funds’ investment adviser. Prospero is registered with the Securities and Exchange Commission as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Adviser’s Act”).

This prospectus sets forth concisely the information about the Funds that a prospective investor ought to know before investing. This prospectus should be read carefully and retained for future reference. Additional information about the Funds has been filed with the Securities and Exchange Commission (the “Commission”) including the Statement of Additional Information (the “SAI”). The table of contents of the SAI appears on page P-28 of this prospectus. A prospective investor may call (866) 377-7677 to request a copy of the SAI or the Funds’ annual and semi-annual reports to investors or make other inquiries. The Funds do not maintain copies of this information on their website for administrative purposes. The Commission maintains an internet website at http://www.sec.gov that contains the Funds’ SAI, material incorporated by reference, and other information regarding the Funds.

Investment Objective. The Antenor Fund’s investment objective is to provide investors with a high net compounded annual return. The Fund seeks to achieve its investment objective by primarily investing in a limited number of publicly traded companies with the potential for substantial capital appreciation. The Fund applies a value approach to its equity selection process. The Fund intends to invest in shares trading at a discount to an intrinsic value that it estimates will increase significantly during the next four years. Equities are selected independent of market capitalization, and sector allocations versus the S&P 500 are closely monitored for deviations.

The Beaumont Fund’s investment objective is to provide investors with a high net compounded annual return. The Fund seeks to achieve its investment objective by primarily investing in a limited number of publicly traded companies with the potential for substantial capital appreciation. The Fund applies a value approach to its equity selection process and employs a hedging strategy utilizing short sales. The Fund intends to invest in shares trading at a discount to an intrinsic value that it estimates will increase significantly during the next four years. Equities are selected independent of market capitalization, and sector allocations versus the S&P 500 are closely monitored for deviations.

The Curan Fund’s investment objective is to provide investors with a high net compounded annual return. The Fund seeks to achieve its investment objective by primarily investing in a limited number of publicly traded companies with the potential for substantial capital appreciation. The Fund utilizes a value approach to its equity selection and intends to remain market neutral through short selling individual securities and market futures. The Fund intends to invest in shares trading at a discount to an intrinsic value that it estimates will increase significantly during the next four years. Equities are selected independent of market capitalization and sector.

Limited liability company interests (the “Interests”) of the Funds are highly illiquid and speculative investments and investing in any of the Funds involves a high degree of risk. See “Restricted and Illiquid Securities” on page P-11 and “Nature of Investments” and “Nature of Investment Strategy” on pages P-9 and P-10, respectively.

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Neither the Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Investment Portfolio.

The Funds will invest in the equity securities of a limited number of publicly traded companies with the potential for substantial capital appreciation. Under normal market conditions, Antenor will make long investments in 20 to 30 companies (100% long), Beaumont layers on top of that short positions representing between 0 and 100 percent of the long dollar value (0 to 100% net long), and Curan matches every dollar invested long with a dollar invested short (market/dollar neutral).

Long Investments: The Funds will follow a highly differentiated investment strategy focused on investing in growing companies with (i) strong customer loyalty, (ii) recurring revenue business models, (iii) sustainable competitive advantages, (iv) potentially high cash returns on invested capital, and (v) excellent management teams. Prospero believes that most companies do not meet these demanding criteria, but that the few companies that do meet the criteria have the potential for superior growth and superior value creation for investors over many years. The Funds intend to invest in such companies, but only when Prospero believes that they are trading at a discount to intrinsic value (i.e., the value that an acquirer would pay for a company if it were for sale) and that this intrinsic value is likely to increase significantly over the next four years. Prospero believes that the Funds’ strategy of investing in superior companies when they are trading at discounts to intrinsic value will provide the Funds with significant downside protection.

Short Investments: While Antenor consists solely of long equity investments in US companies, Beaumont and Curan also sell individual securities short. Beaumont and Curan will have long investments similar to Antenor, but Beaumont will have 0 to 100% of the long dollar value invested short (0 to 100% net long) and Curan will have 100% of the long dollar value invested short (market/dollar neutral). The value of these short positions increases as the underlying stock price declines. In identifying short positions, Prospero strives to find companies that lack the five characteristics above and which are trading at prices above intrinsic value. Prospero believes that Beaumont and Curan’s strategy of shorting companies when they are trading at premiums to intrinsic value will provide them with additional downside protection versus a long-only strategy.

Investment Adviser. The Funds’ investment adviser is Prospero Capital Management, LLC.

Restrictions on Transfer. With very limited exceptions, Interests are not transferable and liquidity will be provided only through limited repurchase offers, which will be made in the Board’s discretion. See “Redemptions, Repurchases of Interests and Transfers.”

Repurchase of Interests. To provide a limited degree of liquidity to investors, the Funds from time to time may offer to repurchase their outstanding Interests pursuant to written tenders by investors or as otherwise permitted under the Investment Company Act. These repurchases will be made at such times and on such terms as may be determined by the Board. Each Fund’s Limited Liability Company Agreement (the “LLC Agreement”) provides that the Funds will be dissolved if the Interest of any investor that has submitted a written request, in accordance with the terms of the LLC Agreement, to tender its entire Interest for repurchase by the Funds has not been repurchased within a period of two years of such request. See “Redemptions, Repurchases of Interests and Transfers—Repurchases of Interests.”

Management Fee and Incentive Allocation. The Funds will pay Prospero a quarterly fee (the “Fee”) at an annual rate of 1.5% of the Funds’ net assets for the month, excluding assets attributable to the Special Advisory Account (defined herein). The Adviser also is entitled to receive from the capital account of each investor, generally at the end of each quarter, an incentive allocation of 20% of the net profits that otherwise would be credited to the investor’s capital account (the “Incentive Allocation”). The Incentive

4

Allocation will be made only with respect to net profits that exceed any net losses previously debited to the account of an investor, which have not been offset by any net profits subsequently credited to the account of such investor. This is sometimes known as a “high water mark” calculation. The Incentive Allocation presents risks that are not present in funds without an incentive allocation. The Funds are closed-end investment companies designed as registered hedge funds and, as such, are fundamentally different than typical mutual funds, which are registered open-end investment companies. Accordingly, the Incentive Allocation and the Fee payable by the Funds and their investors will more closely resemble the fees and expenses associated with typical hedge funds, rather than mutual funds. The Adviser holds a non-voting Special Advisory Member interest (the “Special Advisory Account”) in each Fund solely for the purpose of receiving the Incentive Allocation with respect to each investor. The Adviser may withdraw any Incentive Allocation at any time through the last business day of the month after it is credited to its Special Advisory Account. Thereafter, the Adviser may have Interests repurchased in the same manner as any other investor in the Funds. Investors who tender or transfer their Interests may be subject to an Incentive Allocation at the time the Fund repurchases their Interests or at the time of transfer. See “Management of the Funds—Management Fee and Incentive Allocation.”

Investor Qualifications. Each prospective investor will be required to certify that the Interest subscribed for is being acquired directly or indirectly for the account of an “accredited investor” as defined in Regulation D under the Securities Act of 1933 (the “1933 Act”). Each prospective investor must also be a “qualified client” within the meaning of Rule 205-3 under the Advisers Act. Investors who are “accredited investors” as defined in Regulation D and “qualified clients” within the meaning of Rule 205-3 are referred to in this Prospectus as “Qualified Investors.” Existing Members subscribing for additional Interests will be required to qualify as “Qualified Investors” at the time of the additional subscription. The qualifications required to invest in the Funds will appear in a subscription agreement that must be completed by each prospective investor. Generally, the minimum initial investment is $500,000, which minimum is subject to waiver. See “Subscription for Interests.”

Interests are not deposits or obligations of, or guaranteed or endorsed by, any bank or other insured depository institution, and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other government agency.

Prospective investors should rely only on the information contained in this prospectus. The Funds have not authorized anyone to provide prospective investors with different information. The Funds are not making an offer of these securities in any state where the offer is not permitted. Potential investors should not assume that the information provided by this prospectus is accurate as of any date other than the date on the front of this prospectus.

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PROSPECTUS SUMMARY

This is only a summary. This summary may not contain all of the information that prospective investors should consider before investing in the Funds. Prospective investors should review the more detailed information contained in this prospectus and in the Statement of Additional Information (the “SAI”).

The Funds	Antenor Fund, LLC, Beaumont Fund, LLC, and Curan Fund, LLC (“Antenor”, “Beaumont”, “Curan”, and collectively “The Funds”) are limited liability companies registered under the Investment Company Act of 1940, as amended, as diversified, closed-end management investment companies. The Funds’ investment adviser is Prospero Capital Management, LLC. See “General Information.”

Investment Objective and Principal Strategies

Each Fund’s investment objective is to provide investors with a high net compounded annual return.

Each Fund invests in the equity securities of a limited number of publicly traded companies with potential for substantial capital appreciation. Under normal conditions, Antenor makes long investments in 20 to 35 companies (100% long), Beaumont layers on top of that short positions representing between 0 and 100 percent of the long dollar value (0 to 100% net long) and Curan matches every dollar invested long with a dollar invested short (market/dollar neutral).

The Funds will follow a highly-differentiated investment strategy focused on investing in growing companies with (i) strong customer loyalty, (ii) recurring revenue business models, (iii) sustainable competitive advantages, (iv) potentially high cash returns on invested capital, and (v) excellent management teams. The Adviser believes that most companies do not meet these demanding criteria, but that the few companies that do meet the criteria have the potential for superior growth and superior value creation for investors over many years. The Funds intend to invest in such companies, but only when the Adviser believes that they are trading at a discount to intrinsic value (i.e., the value that an acquirer would pay for a company if it were for sale) and that this intrinsic value is likely to increase significantly over the next four years. The Adviser believes that the Funds’ strategy of investing in superior companies when they are trading at discounts to intrinsic value will provide the Funds with significant downside protection.

While Antenor consists solely of long equity investments in US companies, Beaumont and Curan also sell individual securities short. Beaumont and Curan will have long investments similar to Antenor, but Beaumont will have 0 to 100% of the long dollar value invested short (0 to 100% net long) and Curan will have 100% of the long dollar value invested short (market/dollar neutral). The value of these short positions increases as the underlying stock price declines. The Adviser strives to find companies that lack the five characteristics above and which are trading at prices above intrinsic value. The Adviser believes that Beaumont and Curan’s strategy of shorting companies when they are trading at premiums to intrinsic value will provide them with additional downside protection versus a long-only strategy.

Most of the companies in which the Funds invest will have market capitalizations in excess of $200 million and each of the Funds’ investments will generally represent between 2% and 6% of a Fund’s net assets. The Adviser expects that some of the investee companies will not have large institutional research coverage or high levels of institutional support. The Adviser believes it is increasingly difficult for small and mid-size public companies, particularly those that are self-financing and do not need investment banking services, to attract quality research coverage from large investment banks. This lack of coverage, as well as the size restraints and short-term investment horizons of many large institutional investors, should provide a fertile environment for the Funds to identify superior companies that are trading at significant discounts to intrinsic value.

The Adviser	The Funds’ Adviser is Prospero Capital Management, LLC. The Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). Benjamin J. Bornstein, the sole member of the Adviser, will manage the Funds’ investment portfolios on behalf of the Adviser.

The Funds have entered into an investment advisory agreement (the “Investment Advisory Agreement”) with the Adviser, which was effective for an initial term expiring two years after the Funds commenced investment operations. Per its terms, the Investment Advisory Agreement has been continued in effect for the current year and may be continued from year to year thereafter based upon the annual approval by the Board. The Board may terminate the Investment Advisory Agreement without penalty on 60 days prior written notice to the Adviser.

The Administrator	Fund Administration will be borne by the Funds, but will initially be provided by the Adviser, who will provide certain administrative services to the Funds, including among other things, providing office space and other support services to the Funds. In consideration for such services, the Adviser may charge fees to the Funds. See “Summary of Fund Expenses.” In the past, the Adviser has not always collected such fees and may continue to fully or partially waive these fees in the future. It is anticipated that some or all of these administrative functions will be outsourced in the future at market level fees. These fees may be paid to the Administrator out of the Fund’s assets, and debited against the investors’ capital accounts.

Management Fee and Incentive Allocation	The Funds will pay to the Adviser a quarterly management fee (the “Management Fee”), in advance, at an annual rate of 1.5% of each Fund’s net assets for the month, excluding assets attributable to the Special Advisory Account. The fee will be paid out of the Funds’ assets, and debited against the investors’ capital accounts. In addition, generally at the end of each calendar quarter, commencing in 2002, an amount equal to 20% of the net profits, if any, that would otherwise be credited to an investor’s capital account for the period instead will be credited to the account of the Adviser (the “Incentive Allocation”). This Incentive Allocation will be made only with respect to net profits that exceed any net losses previously debited to the account of the investor, which have not been offset by any net profits subsequently credited to the investor’s account. This is sometimes known as a “high water mark” calculation.

The Adviser holds a non-voting Special Advisory Member interest (the “Special Advisory Account”) in the Fund solely for the purpose of receiving the Incentive Allocation with respect to each investor. The Adviser may withdraw any Incentive Allocation credited to its Special Advisory Account at any time through the last business day of the month following the date on which an Incentive Allocation was made. Thereafter, the Adviser may have Interests repurchased in the same manner as any other investor in the Funds. Investors who tender or transfer their Interests may be subject to an Incentive Allocation at the time the Fund repurchases their Interests or at the time of transfer.

The Incentive Allocation presents certain risks that are not present in funds without an incentive allocation. The Funds are closed-end investment companies designed as registered hedge funds and, as such, are fundamentally different than typical mutual funds, which are registered open-end investment companies. Accordingly, the Incentive Allocation and the Management Fee payable by the Funds and their investors will more closely resemble the fees and expenses associated with typical hedge funds, rather than mutual funds. See “Management of the Funds—Management Fee and Incentive Allocation.”

Borrowing	The Funds are authorized to borrow money for investment purposes and to meet redemption requests. The Funds will not borrow money until the proceeds of the offering are substantially invested in furtherance of the Funds’ investment objective. The Funds are not permitted to borrow if, immediately after such borrowing, it would have an asset coverage (as defined in the Investment

Company Act) of less than 300%. See “Risk Factors—Leverage; Borrowing” and “Investment Objective and Principal Strategies — Borrowing; use of leverage.”

Special Investment Techniques	The Funds are authorized to use derivative instruments to hedge portfolio risks, for cash management purposes, and for other speculative non-hedging purposes in pursuit of their investment objectives. The derivatives employed may relate to a specific security or to a Fund’s portfolio as a whole.

The Funds may lend portfolio securities in pursuit of their investment objectives, although no assurance can be given that the Funds will do so. See “Risk Factors.”

Investor Qualifications	Each prospective investor will be required to certify that the Interest subscribed for is being acquired directly or indirectly for the account of an “accredited investor” as defined in Regulation D under the Securities Act of 1933 (the “1933 Act”). Each prospective investor must also be a “qualified client” within the meaning of Rule 205-3 under the Advisers Act. Investors who are “accredited investors” as defined in Regulation D and “qualified clients” within the meaning of Rule 205-3 are referred to in this Prospectus as “Qualified Investors.” Existing Members subscribing for additional Interests will be required to qualify as “Qualified Investors” at the time of the additional subscription. The qualifications required to invest in the Funds will appear in a subscription agreement that must be completed by each prospective investor. Before prospective investors may invest in the Funds, the Funds will require a certification from them that they are Qualified Investors and that they will not transfer their Interests except in the limited circumstances permitted in the Funds’ limited liability company agreement. If the subscription agreement is not received and accepted by the Closing Date (defined below), the order will not be accepted. If prospective investors attempt to transfer their Interests in violation of the LLC Agreement, the transfer will not be permitted and will be void. See “Redemptions, Repurchases of Interests and Transfers—No Right of Redemption or Transfer.”

Investor Suitability	An investment in the Funds involves a considerable amount of risk. It is possible that investors may lose money. Before making an investment decision, you should (i) consider the suitability of this investment with respect to your investment objectives and personal situation and (ii) consider factors such as your personal net worth, income, age, risk tolerance and liquidity needs.

The Offering	Each Fund is offering $300,000,000 in Interests. Generally, the stated minimum initial contribution to the capital of each Fund from each investor is $500,000, which minimum may be waived. Prospero first delivered the Interests to investors on or about July 1, 2002, and may continue to sell Interests after such date (each date on which Interests are delivered is called a “Closing Date”). Pending the Closing Date and prior to the receipt of the subscription agreement, investor funds will be held in escrow. (See “Subscriptions for Interests”).

Distribution Policy	The Funds have no present intention of making periodic distributions of their net income or gains, if any, to investors. The amount and times of distributions, if any, will be determined by the Board. Whether or not distributions are made, investors will be required each year to pay applicable federal and state income taxes on their allocable share of each Fund’s taxable income, and will have to pay these taxes from sources other than Fund distributions. See “Risk Factors – Distributions to investors and payment of tax liability.”

Unlisted Closed-End Structure	The Funds have been organized as closed-end management investment companies. Closed-end funds differ from open-end management investment companies (commonly known as mutual funds) in that investors in a closed-end fund do not have the right to redeem their Interests on a daily basis. To meet daily redemption requests, mutual funds are subject to more stringent regulatory limitations than closed-end funds.

Limited Liquidity and Transfer Restrictions	Investors will not be able to redeem their Interests on a daily basis because the Funds are closed-end funds that are not listed on a national stock exchange. In addition, with very limited exceptions, the Funds’ Interests are not transferable and liquidity will be provided only through limited repurchase offers described below. An investment in the Funds is suitable only for investors who can bear the risks associated with the limited liquidity of the Interests and should be viewed as a long-term investment. See “Risk Factors – Limited Liquidity; In-Kind Distributions.”

Repurchase of Interests	No investor will have the right to require a Fund to redeem the investor’s Interest in a Fund. A Fund from time to time may offer to repurchase Interests pursuant to written tenders by investors. These repurchases will be made at such times and on such terms as may be determined by the Board. In addition, the Funds may repurchase all or part of an Interest if, among other reasons, the Board determines that it would be in the best interests of the Funds to do so. Investors may request that a Fund repurchase all or a portion of the Investor’s interest in a Fund. If the Board determines to make such a repurchase, which will only be done in compliance with the Investment Company Act, the repurchase would take place at the end of the then-current calendar quarter. See “Redemptions, Repurchases of Interests and Transfers – No right of redemption or transfer” and “ – Repurchases of Interests.”

Each Fund’s LLC Agreement provides that the Funds will be dissolved if the Interest of any investor that has submitted a written request, in accordance with the terms of the LLC Agreement, to tender its entire Interest for repurchase by the Funds has not been repurchased within a period of two years of such request.

Taxation	Most closed-end investment companies elect to be taxed as registered investment companies under the Internal Revenue Code of 1986, as amended (the “Code”). The Funds will not make this election and instead will seek to be treated as a partnership for Federal income tax purposes. Accordingly, the Funds should not be subject to Federal income tax, and each investor will be required to report on its own annual tax return its distributive share of a Fund’s taxable income or loss.

If it were determined that a Fund should be treated as an association or a publicly traded partnership taxable as a corporation, the taxable income of that Fund would be subject to corporate income tax and distributions of profits from that Fund would be treated as dividends. See “Risk Factors—Tax risk” below.

ERISA Plans And Other Tax-Exempt Entities	Investors subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and other tax-exempt entities, including employee benefit plans, individual retirement accounts and 401(k) and Keogh Plans, may purchase Interests in the Funds. The Fund’s assets should not be considered to be “plan assets” for purposes of ERISA’s fiduciary responsibility and prohibited transaction rules or similar provisions of the Code. Because the Funds may use leverage, a tax-exempt investor may incur income tax liability to the extent the Funds’ transactions are treated as giving rise to unrelated business taxable income (“UBTI”). An individual retirement account (“IRA”) may be required to file an income tax return for any taxable year in which it has UBTI. To file the return, it may be necessary for the IRA to obtain an Employer Identification Number. Charitable remainder trusts may not purchase Interests.

Risk Factors	An investment in the Funds involves a high degree of risk. These include the risks of:

• Loss of Capital

• Investing in funds that have a limited operating history

• Investing in small and mid-cap companies

• Investing in companies in developing markets

• Investing in securities that are illiquid and volatile

• Investing in illiquid securities of an unlisted closed-end fund

• Investing in a fund that may sell securities short

• Investing in a fund that may use derivatives for hedging and non-hedging purposes

• Investing in a fund that does not make periodic distributions; investors will be required to pay applicable taxes on their respective share of the Funds’ taxable income

• Investing in a fund that seeks to be treated for tax purposes as a partnership, but could be taxable as a corporation, thus subjecting its distributions to two levels of taxation

• Investing in a fund that will bear an incentive allocation

Accordingly, the Funds should be considered a speculative investment, and prospective investors should invest in the Funds only if they can sustain a complete loss of their investment.

See “Risk Factors.”

SUMMARY OF FUND EXPENSES

The following table illustrates the expenses and fees that each Fund expects to incur and that investors can expect to bear.

Annual Expenses (except for any interest expense as a percentage of net assets attributable to Interests):	ANTENOR FUND	BEAUMONT FUND	CURAN FUND
Management Fee	1.50%	1.50%	1.50%
Other Expenses (including Fund Administrative Services)	0.35%	0.35%	0.35%
Total annual expenses (other than interest expense) (1)	1.85%	1.85%	1.85%
Annual Incentive Allocation	20% of net profits (2)	20% of net profits (2)	20% of net profits (2)

(1)	The Fund may borrow for investment purposes. Neither the extent of borrowings nor the cost of borrowings can be estimated with certainty.
(2)	The Incentive Allocation, based on net profits, will be charged with respect to each investor’s capital account in the Funds. For purposes of calculating the Incentive Allocation, net profits will be determined by taking into account net realized gain or loss and the net change in unrealized appreciation or depreciation of securities positions. For the purposes of calculating the Incentive Allocation for a partially redeeming Investor, loss carry forward will be adjusted proportionate to the amount of the redemption as a percentage of the investor’s Interest prior to the redemption. The Incentive Allocation will be made only with respect to net profits that exceed any net losses previously debited to the account of an investor which have not been offset by any net profits subsequently credited to the account of such investor adjusted for redemptions. See “Management of the Funds — Management Fee and Incentive Allocation.”

The purpose of the table above is to assist you in understanding the various costs and expenses you would bear directly or indirectly as an investor in the Funds. For a more complete description of the various costs and expenses of the Funds, see “Management of the Funds.”

Example:

You would pay the following fees and expenses including the incentive allocation on a $1,000 investment, assuming a 5% gross annual return:

	1 YEAR	3 YEARS
Antenor Fund	$25.17	$77.40
Beaumont Fund	$25.17	$77.40
Curan Fund	$25.17	$77.40

The examples do not present actual expenses and should not be considered a representation of future expenses. Actual expenses may be greater or less than those shown above. Moreover, each Fund’s actual rate of return may be greater or less than the hypothetical 5% return shown in the example. If the actual rate of return exceeds 5%, the dollar amounts could be significantly higher as a result of the Incentive Allocation.

RISK FACTORS

Stock Prices Fluctuate

Apart from the specific risks identified below, the Funds’ investments may be negatively affected by the broader investment environment of the securities markets. That investment environment is influenced by, among other things, interest rates, inflation, politics, fiscal policy, current events, competition, productivity and technological and regulatory change. Therefore, as with any fund that invests in stocks, each Fund’s net asset value will fluctuate. Investors may experience a significant decline in the value of their investment and could lose money. The Funds should be considered speculative investments, and prospective investors should invest in the Funds only if they can sustain a complete loss of their investment.

Limited Operating History

The Funds were organized on March 26, 2002 and have a limited operating history and track record. Accordingly, the Funds have a limited performance history for a prospective investor to consider. In addition, while portfolio manager Benjamin J. Bornstein has significant experience since 1992 in managing a separate account investment advisory business with similar investment objectives to the Funds, his experience managing hedge funds registered with the SEC is limited to his experience as the Adviser to the Funds.

Dependence on Key Personnel

The success of the Funds will be highly dependent on the managerial expertise of Benjamin J. Bornstein. The loss of Mr. Bornstein could have a material adverse effect on the performance of the Funds. Mr. Bornstein will commit a significant amount of his business time to the Funds.

Nature of Investments

The Funds’ investment programs will concentrate on investments in securities that have risks as a result of business, financial, market or legal uncertainties. There can be no assurance that the Adviser will correctly evaluate the nature and magnitude of the various factors that could affect the value of the investments. Prices of the investments may be volatile, and a variety of other factors that are inherently difficult to predict, such as domestic or international economic and political developments, may significantly affect the results of the Funds’ activities. As a result, the Funds’ performance over a particular period may not necessarily be indicative of the results that may be expected in future periods.

Investing in the securities of companies with medium and small market capitalizations can involve greater risk and the possibility of greater portfolio price volatility than is typically associated with investments in larger, more established issuers. Historically, stocks of small- and mid-sized companies have been more volatile in price than those of larger market capitalization companies. Among the reasons for greater price volatility of the stocks of these small- and mid-sized companies are less than certain growth prospects and the lower degree of liquidity in the markets for such stocks. Further, small- and mid-sized companies may have limited product lines, markets or financial resources, and they may depend upon a limited or less experienced management group.

A primary strategy of the Funds is to invest in undervalued securities and in the case of the Beaumont and Curan Funds, between 20 and 30 overvalued securities. The identification of investment opportunities in misvalued securities is a difficult task, and there can be no assurance that such opportunities will be successfully recognized or acquired. While investments in misvalued securities offer the opportunity for above-average capital appreciation, these investments involve a high degree of financial risk and can result in substantial losses. Returns generated from the Funds’ investments may not adequately compensate for the business and financial risks assumed.

Nature of Investment Strategy

The Funds’ investment strategies will focus on the equity securities of a limited number of publicly traded companies (generally between 20 and 30 longs and in the case of the Beaumont and Curan Funds, 20 and 30 shorts). Such investment opportunities are not numerous, involve minority positions and often require substantial holding periods to be realized. The poor performance of any one investment could substantially adversely affect a Fund’s total performance. Moreover, because all of the investments are likely to be minority positions, the ability to influence the actions of the issuers will likely be limited.

Identification of investment opportunities by the Adviser involves subjective determinations of the intrinsic value of securities by the Adviser and may involve a high degree of uncertainty. There can be no assurance that the strategies will yield investments with attractive returns.

Brokerage Commissions

Portfolio transactions will be allocated to various brokers and dealers. In selecting brokers and dealers to effect portfolio transactions, consideration will be given to factors such as price, the ability of the brokers and dealers to effect the transactions, their facilities, reliability and financial responsibility and in consideration of their provision or payment of the costs of research and brokerage services. Accordingly, if the Adviser determines in good faith that the commissions charged by a broker are reasonable in relation to the value of the research or brokerage services provided by such broker, Prospero may pay commissions to such broker that are greater than those another might charge.

Research or brokerage services provided by brokers through which portfolio transactions for Prospero are executed may include research reports on particular industries and companies, economic surveys and analyses, recommendations as to specific securities, on line quotations, news and research services, and other services (e.g., computer and telecommunications equipment and software) providing lawful and appropriate assistance to the Adviser in the performance of its investment decision-making responsibilities on behalf of Prospero and other accounts that it manages (collectively, “soft dollar items”).

Soft dollar items may be provided directly by brokers, by third parties at the direction of brokers or purchased on behalf of Prospero with credits or rebates provided by brokers. Brokers sometimes suggest a level of business they would like to receive in return for the various services they provide. Actual business received by any broker may be less than the suggested allocations, but can (and often does) exceed the suggestions, because total transaction volume is allocated on the basis of all the considerations described above. A broker will not be excluded from executing transactions for Prospero because it has not been identified as providing soft dollar items.

Section 28(e) of the Exchange Act permits the use of soft dollar items in certain circumstances, provided that Prospero does not pay a rate of commissions in excess of what is competitively available from comparable brokerage firms for comparable services, taking into account various factors, including commission rates, financial responsibility and strength and ability of the broker to efficiently execute transactions. Soft dollar items obtained in connection with portfolio transactions for Prospero are intended to fall within the parameters of Section 28(e).

The Adviser will have complete discretion in deciding what brokers and dealers it will use and in negotiating the rates of compensation it will pay. In addition to using brokers as “agents” and paying commissions, the General Partner may buy or sell securities directly from or to dealers acting as principal at prices that include markups or markdowns, and may buy securities from underwriters or dealers in public offerings at prices that include compensation to the underwriters and dealers.

The Funds currently have entered into a Broker Dealer Agreement with PB Trading. PB Trading is the trading desk for Banc of America Prime Brokerage Services (“BAPB”), a division of Banc of America Securities (“BAS”). PB Trading’s sole function for the Funds is to place on behalf of the Adviser orders for the purchase or sale of securities for execution. PB Trading places orders with executing brokers who in their best judgment provide best execution. The Funds pay BAPB $.01 - .05 per share on agency trades and pay a net amount on principal trades if BAS is a market-maker for the security. BAPB charges the Funds $15 per ticket on any trade that is executed away from BAPB. The Funds pay PB Trading $.01 per share for the trading service in addition to the commissions paid to the executing brokers.

Restricted and Illiquid Securities

The Funds are permitted to invest without limitation in securities that may be restricted or illiquid. Restricted securities are securities that may not be resold to the public without an effective registration statement under the Securities Act of 1933 (the “Securities Act”) or, if they are unregistered, may be sold only in a privately negotiated transaction or pursuant to an exemption from registration. Restricted and other illiquid investments involve the risk that the securities cannot be sold at the time desired by the Funds or at prices approximating the value the Funds have determined. Difficulty in selling illiquid investments could impair the Funds’ ability to meet repurchase requests or to pay their fees and expenses (including the Management Fee).

Risks of Foreign Investments

Although the Funds intend to invest primarily in U.S. issuers, the Funds may from time to time invest in securities of foreign issuers. Investing outside of the United States may involve greater risks than investing in companies based in the United States. These risks include: (i) less publicly available information; (ii) less governmental regulation and supervision; and (iii) the difficulty of enforcing legal rights in a foreign jurisdiction. Moreover, foreign companies generally are not subject to uniform accounting, auditing and financial reporting standards, practices and requirements comparable to those that apply to United States companies. Additionally, in some foreign countries, there is the possibility of expropriation or confiscatory taxation, limitations on the removal of securities, property or other assets of the Funds, political or social instability or diplomatic developments, each of which could have an adverse effect on the Funds’ investments in such foreign countries. While the Adviser will take these factors into consideration in making investment decisions for the Funds, no assurance can be given that the Adviser will be able to successfully evaluate these risks. Finally, the value of the Funds’ investments in foreign securities may be significantly affected by changes in currency exchange rates, which may be volatile. Although the Adviser may attempt to hedge against foreign currency exchange rate risks through spot and forward foreign exchange contracts, foreign currency options or other instruments, there can be no assurance that the Adviser will be able to do so successfully.

Use of Derivatives

The Funds are authorized to use derivative instruments to seek to hedge portfolio risk, for cash management purposes and for non-hedging purposes in pursuit of their investment objective of long-term capital appreciation. Investing in derivative investments involves numerous risks. For example:

•	The underlying investment or security might not perform in the manner that the Adviser expects it to perform, which could make an effort to hedge unsuccessful;

•	The company issuing the instrument may be unable to pay the amount due on the maturity of the instrument;

•	Certain derivative investments held by the Funds may trade only in the over-the-counter markets or not at all, and can be illiquid; and

•	Derivatives may change rapidly in value because of their inherent leverage.

All of this can mean that a Fund’s net asset value may change more often and to a greater degree than it otherwise would. The Funds have no obligation to enter into any hedging transactions utilizing derivative instruments.

Short Selling

Short selling is a speculative investment technique that the Funds’ Adviser has not used extensively as part of the investment program of accounts it previously managed. It involves expenses to the Fund and the following additional risks:

•	While the potential gain on a short sale is limited, the loss is theoretically unlimited;

•	It can increase the effect of adverse price movements on a Fund’s portfolio;

•	The Funds may not be able to close out a short portion at any particular time or at the desired price;

•	The Funds may be subject to a “short squeeze” when other short sellers desire to replace a borrowed security at the same time as the Funds, thus increasing the price the Funds may have to pay for the security and causing the Funds to incur losses on the position; and

•	If the market for smaller capitalization becomes illiquid, the Funds may be unable to obtain securities to cover short positions.

Leverage; Borrowing

The Fund may borrow only from banks or by entering into reverse repurchase agreements. The Investment Company Act of 1940 requires each Fund to maintain continuous asset coverage of not less the 300% with respect to all borrowings. Accordingly, the Funds may borrow an amount (when taken together with any borrowings for temporary or emergency purposes) equal to as much as 50% of the value of its net assets (not including such borrowings). If such asset coverage should decline to less than 300% due to market fluctuations or other reasons, the Fund may be required to dispose of some of its portfolio holdings within three days in order to reduce that Fund’s debt and restore the 300% asset coverage, even though it may be disadvantageous from an investment standpoint to dispose of assets at that time. Bank borrowings may be from U.S. or foreign banks and may be secured or unsecured.

Leveraging by means of borrowing will exaggerate the effect of any increase or decrease in the value of portfolio securities on that Fund’s net asset value; money borrowed will be subject to interest and other costs (which may include commitment fees and/or the cost of maintaining minimum average balances), which may or may not exceed the income received from the securities purchased with borrowed funds. The use of borrowing tends to result in a faster than average movement (both up and down) in the net asset value of that Fund’s shares. Each Fund may also be required to maintain minimum average balances in connection with such borrowing or to pay a commitment or other fee to maintain a line of credit; either of these requirements would increase the cost of borrowing over the stated interest rate.

Conflicts of Interest

Prospero Capital Management, LLC, provides investment advisory and other services to various entities. Mr. Bornstein may also carry on investment activities for his own accounts, for the accounts of family members and for other accounts (collectively, with the other accounts advised by Prospero Capital Management, LLC, “Other Accounts”). The Funds have no interest in these activities. As a result of the foregoing, Prospero Capital Management, LLC and Mr. Bornstein who, on behalf of the Adviser, will manage the Funds’ investment portfolios will be engaged in substantial activities other than on behalf of the Adviser, may have differing economic interests in respect of such activities, and may have conflicts of interest in allocating their time and activity between the Funds and Other Accounts. Prospero Capital Management, LLC and Mr. Bornstein will devote only so much of their time as in their judgment is necessary and appropriate.

There also may be circumstances under which Prospero Capital Management LLC will cause one or more of its Other Accounts to commit a larger percentage of their respective assets to an investment opportunity than to which the Adviser will commit the Funds’ assets. There also may be circumstances under which the Adviser will consider participation by its Other Accounts in investment opportunities in which the Adviser does not intend to invest on behalf of the Funds, or vice versa.

Incentive Allocation

The existence of the Incentive Allocation may create an incentive for the Adviser to approve and cause the Funds to make riskier or more speculative investments than they would otherwise make in the absence of such performance-based compensation.

Tax Risk

The Funds expect to be treated as partnerships for Federal income tax purposes. If it were determined that any of the Funds should be treated as an association or a publicly traded partnership taxable as a corporation, the taxable income of each such Fund would be subject to corporate income tax and distributions of profits from that Fund would be treated as dividends. Because the Funds may borrow money or may enter into certain derivative transactions that may be deemed akin to borrowing for Federal income tax purposes, a tax-exempt investor may incur income tax liability to the extent the Funds’ transactions are treated as giving rise to unrelated business taxable income or “UBTI”.

Distributions to Investors and Payment of Tax Liability

The Funds have no present intention of making periodic distributions of their net income or gains, if any, to investors. Whether or not distributions are made, investors will be required each year to pay applicable Federal and state income taxes on their respective shares of the Funds’ taxable income, and will have to pay these taxes from sources other than Fund distributions. The amount and times of distributions, if any, will be determined in the sole discretion of the Board.

Limited Liquidity; In-Kind Distributions

An investment in the Funds provides only limited liquidity because investors are not able to redeem Interests on a daily basis. In addition, with very limited exceptions, Interests are not transferable, and liquidity will be provided only through repurchase offers made from time to time by the Funds or repurchases made in accordance with the Investment Company Act. There is no requirement that repurchase offers be made and it is possible that any repurchase offer that is made will be over-subscribed, in which event the Company will purchase only a pro rata portion of an Interest (or portion of an Interest) tendered by each investor. A Fund will be dissolved if any investor has submitted a written request to the Fund for the repurchase of the investor’s Interest and that Interest is not repurchased by the Fund within two years. An investor may thus not be able to liquidate an investment in a Fund for a period of up to two years. AN INVESTMENT IN THE COMPANY IS THEREFORE SUITABLE ONLY FOR INVESTORS WHO CAN BEAR THE RISKS ASSOCIATED WITH THE LIMITED LIQUIDITY OF INTERESTS, AND SHOULD BE VIEWED AS A LONG-TERM INVESTMENT.

Payment for repurchased Interests may require a Fund to liquidate portfolio holdings earlier than the Adviser would otherwise liquidate those holdings, potentially resulting in losses, and may increase such Fund’s portfolio turnover. The Adviser intends to take measures (subject to such policies as may be established by the Board) to attempt to avoid or minimize potential losses and turnover resulting from the repurchase of Interests.

The Funds expect generally to distribute cash to the holders of Interests that are repurchased. However, there can be no assurance that a Fund will have sufficient cash to pay for Interests that are being repurchased or that it will be able to liquidate investments at favorable prices to pay for repurchased Interests. Although the Funds do not generally intend to make distributions in kind, under the foregoing circumstances, and in other unusual circumstances where the Board determines that making a cash payment would result in a material adverse effect on the Fund or on investors not tendering Interests for repurchase, investors may receive distributions of marketable securities from a Fund’s portfolio (valued in accordance with such Fund’s valuation policies) in connection with the repurchase of Interests by such Fund. Any such distributions will be made on the same basis to all investors in connection with any particular repurchase offer.

INVESTMENT OBJECTIVE AND PRINCIPAL STRATEGIES

Each Fund’s Investment Objective is a Fundamental Policy

Each Fund’s investment objective is a fundamental policy and may not be changed without the approval of investors. Please see the SAI for additional fundamental policies of the Funds. The Funds’ investment objectives, and principal investment policies and strategies are listed below. The Funds may change any of the non-fundamental policies and strategies if the Funds’ Board believes doing so would be consistent with the Funds’ investment objective. No assurance can be given that the Funds will achieve their investment objective.

The Antenor Fund’s investment objective is to provide investors with a high net compounded annual return. The Fund seeks to achieve its investment objective by primarily investing in a limited number of publicly traded companies with the potential for substantial capital appreciation. The Fund applies a value approach to its equity selection process. The Fund intends to invest in shares trading at a discount to an intrinsic value that it estimates will increase significantly during the next four years. Equities are selected independent of market capitalization, and sector allocations versus the S&P 500 are closely monitored for deviations.

The Beaumont Fund’s investment objective is to provide investors with a high net compounded annual return. The Fund seeks to achieve its investment objective by primarily investing in a limited number of publicly traded companies with the potential for substantial capital appreciation. The Fund applies a value approach to its equity selection process and employs a hedging strategy utilizing short sales. The Fund intends to invest in shares trading at a discount to an intrinsic value that it estimates will increase significantly during the next four years. Equities are selected independent of market capitalization, and sector allocations versus the S&P 500 are closely monitored for deviations.

The Curan Fund’s investment objective is to provide investors with a high net compounded annual return. The Fund seeks to achieve its investment objective by primarily investing in a limited number of publicly traded companies with the potential for substantial capital appreciation. The Fund utilizes a value approach to its equity selection and intends to remain market neutral through short selling individual securities and market futures. The Fund intends to invest in shares trading at a discount to an intrinsic value that it estimates will increase significantly during the next four years. Equities are selected independent of market capitalization and sector.

The Adviser’s proprietary screening process is applied to a large universe of US equities to uncover companies trading at large discounts or premiums to historic levels of key fundamental variables that the Adviser believes will impact valuation. Depending on the particular company and industry, the key valuation metric may be Price-to-Earnings (P/E), Price-to-Book (P/NAV) or tangible net asset value (“TNAV”), Price-to-Sales, Enterprise Value (“EV”)-to-EBITDA, Price-to-Cash Flow, another variable or ratio critical to success in that industry, or a combination of these factors. Prospero generally uses TNAV to remove distortions from goodwill and other easily inflatable assets. The Adviser then forecasts the annualized growth rate of the key valuation variable above, adds to that a “revaluation” to historical mean over a four-year period, and then adds annual dividend yield to create a projected annualized rate of return for the stock. For example, if the current P/E of a $30 stock is 10, historical P/E is 15, and the projected growth rate in earnings is 10% with a 3% dividend yield, the Adviser’s analysis would project a $65.88 share price in four years net of all dividends, or compounded growth of 24.7% per annum. A similar analysis for stocks trading at extremely high levels versus historical mean generates candidates for the Adviser’s short positions. The Adviser also employs relative valuation techniques of individual securities versus the S&P 500, given that many securities currently trade at high levels versus historical averages. Once securities are identified that fit the Adviser’s “reversion to mean” criteria above, the following factors narrow the investment pool further for inclusion in the Funds:

Strong Customer Loyalty. Prospero intends to look closely at the relationship between a company and its customers to see whether the company is delivering real value to its customers and whether the value proposition for the customer is increasing or decreasing over time. Prospero believes it is possible to gauge the value a company is providing to its customers by looking at statistics such as customer retention rates and by surveying customers to see how they feel about a company’s products and services. Prospero has found that companies with high levels of customer loyalty and support are able to grow faster and more profitably because satisfied existing customers are more likely to purchase additional services and to recommend products and services to others. Repeat customers are also typically easier and less expensive to process because both parties have learned from their prior interaction. Lastly, retaining existing customers means that each new customer is an additional customer rather than a replacement.

Recurring Revenue Business Models. Prospero believes that companies that have a high recurring revenue element to their business such as a monthly subscription payment or regular use of a disposable product are more stable and, as a result, are often more profitable and more capable of sustained growth than companies that rely on large, one-time sales. For example, continuing customer relationships enhance a company’s ability to successfully introduce new products and services. Recurring revenues also provide more forward visibility about the future prospects of a business. This enables disciplined investors with long-term investment horizons such as the Funds’ to benefit when other public market investors misprice a security due to non-recurring setbacks.

Sustainable Competitive Advantages. Prospero believes that because of the abundance of capital, globalization and rapid technological change it is becoming increasingly difficult for many companies to maintain a meaningful competitive advantage over their competitors over an extended number of years. Prospero has found, for example, that there are certain companies with superior management teams that are proactively using technology to fortify existing or create new competitive advantages and build new protections around their businesses such as low-cost production and distribution systems, differentiated highly-valued products and services, and a clear focus on specific niche markets. By definition, companies without significant and sustainable competitive advantages are unlikely to earn superior returns on capital over time.

Potentially High Cash Returns on Invested Capital. Businesses that generate cash as they grow are able to reinvest cash in their own businesses to stimulate more rapid internal growth, make complementary add-on acquisitions without diluting existing shareholders, and distribute excess cash to shareholders. Strong cash flow also reduces the likelihood of financial distress, which is especially important when business or financial markets decline and new equity and debt financing is unavailable. In fact, companies with strong cash flow are able to take advantage of temporary market setbacks by repurchasing their shares in the public market at attractive prices, thereby increasing the ownership percentage of the remaining shareholders and enhancing their long-term returns.

Excellent Management Teams. Prospero believes that strong leadership is one of the key factors in determining the future prospects of a company, yet it is invisible on a company’s balance sheet and must be assessed by an investor such as the Funds over time and through in-depth analysis. Strong managers attract other strong managers and enable a company to anticipate important industry trends and take full advantage of market opportunities. Conversely, poor management can destroy value significantly by failing to recognize industry changes, under-investing in human capital, corporate infrastructure and product development, or making ill-considered acquisitions. Prospero also believes that it is important for the interests of management and shareholders to be aligned, preferably through management owning a large percentage of the company.

Discounts or Premiums to Intrinsic Value. The Funds intend to invest in those companies that meet its investment criteria, but only when Prospero believes that they are trading at a discount or premium (for short sales) to intrinsic value (i.e., the value that an acquirer would pay for a company if it were for sale) and that the intrinsic value is likely to increase (decrease) materially over the next four years. Prospero also believes that investing in superior companies when they are trading at a discount to intrinsic value or shorting inferior companies when they are trading at a premium to intrinsic value can reduce the Funds’ risk of losing capital. For example, on the long side, even if a company’s intrinsic value fails to grow as rapidly as expected, management can take actions such as using available debt capacity to buy back shares or selling a subsidiary or even the entire company to reduce the discount to intrinsic value and create a satisfactory return for shareholders.

The graph below is a hypothetical illustration of the benefits of investing at a significant discount to intrinsic value, as measured by a lower-than-historic multiple of a key valuation metric (KVM), such as earnings or book value. The graph is based on the following assumptions: (i) an investor buys stock in a company when the market price for the stock (represented in the graph by the red line) is trading at a 33% discount to the historical mean of its KVM multiple (represented in the graph by the blue line); (ii) the KVM grows at 10% per annum plus a 3% dividend yield; and (iii) the market price and intrinsic value converge at the end of a period of four years at the mean level for the KVM multiple (in this case, the P/E ratio). As indicated, based on these assumptions, an investor can expect to achieve a compound annual return 24.7% over four years (total return of 136.1%).

Hypothetical Investment

Types of Investments

Prospero anticipates that most of the Funds’ investments will range in size between 2% and 6% of net assets and that the market capitalizations of investee companies will typically exceed $200 million, although the Funds will consider investments in smaller companies if such companies meet the Funds’ investment criteria. Among the situations that may give rise to the market valuing a company that meets all of the Funds’ investment criteria at a discount to intrinsic value are the following (examples given are generally descriptive of Prospero’s selection of long investments, although the approaches below are also used to screen for short investment candidates):

Companies with limited institutional research and/or little or no institutional following. Prospero believes that it is increasingly difficult for small and mid-capitalization companies that do not generate large investment banking fees to attract quality research coverage. Prospero also believes that, due to liquidity limitations and a desire to track the performance of market indices, many professional money managers invest only in companies with multi-billion dollar market capitalizations. These factors create opportunities for investors such as the Funds that perform their own rigorous fundamental analysis and are willing to accept reductions in liquidity and greater volatility in return for higher long-term returns.

Companies that have depressed current financial results due to specific investments. Prospero believes that the public market, with its myopic focus on quarterly results, occasionally misprices companies that have depressed current financial results due to heavy investment in new product development and other projects that have the potential for creating future value. Rather than valuing such companies as many conventional money managers do based on current year price-to-earnings multiples, the Funds will seek to determine the intrinsic value of a company’s core business and the future value of its investments. Prospero also employs a reversion to mean analytical approach to key variables such as price-to-earnings to project the potential returns of each investment, as described above.

Material corporate change. Material corporate change can act as a catalyst for creating a surge in shareholder value. For example, a major corporate acquisition or merger can strengthen a company’s product line, enhance a company’s scale and operating leverage, and improve industry dynamics. Similarly, the appointment of a capable new chief executive officer can improve strategy formulation and execution. Prospero has found that the public market sometimes does not immediately recognize the potential impact of a material change and, occasionally, even reacts negatively to a development that will have positive impact in the long term. The Funds will seek to benefit in such instances from Prospero’s knowledge and experience with material corporate transactions.

Growth companies that have disappointed. Due in part to the popularity of momentum investing among both professional and individual investors, Prospero believes that many investors do not know why they own the stocks in their portfolio. Accordingly, when a company reports earnings results that are below the estimates of research analysts, even by a few cents per share, many institutional investors immediately sell their shares driving down stock prices and causing other speculators to sell their shares simply because the stock price is dropping. This phenomenon of missed earnings and plunging share prices is particularly common among growth companies that previously commanded extremely rich valuations and then run into unanticipated challenges. The challenges may, however, only be temporary problems with little impact on a company’s potential for future value creation. The Funds will capitalize on this phenomenon by buying stocks at depressed levels after such declines and shorting stocks that Prospero believes are susceptible to earnings shortfalls or impending disappointment.

Sectors that are out of favor in the capital markets. Concerns about government regulation, technological change, and other potentially adverse business developments can produce large swings in investor sentiment towards entire industry sectors. In certain instances, the public market may overreact and punish an entire industry sector, even though the threatened change may affect only a subset of the companies in the sector. In other instances, the perceived threat may affect all of the companies in a sector, but certain companies may be better positioned due to the have-to-have nature of their products and services and their strong relationships with customers to respond quickly and effectively to the threat. The Funds will seek to use their demanding investment criteria and extensive fundamental analysis, as well as Prospero’s knowledge of industry trends, to determine whether the public market has mispriced a specific company in an out of favor industry or an entire sector. This can lead to both long and short investment candidates for the Funds.

Companies with a controlling shareholder. Some professional money managers avoid investing in closely-owned public companies (i.e. companies with a large ownership position held by a founding family or a corporate parent) because of the smaller public availability of the shares (float) and concerns that the controlling shareholder will not favor maximization of value, for example, through a sale or similar action. As a long-term investor, however, the Funds care more about an investee company’s actual operating and financial performance than its current share price. Accordingly, the Funds will seek to align themselves with superb owner-managers of companies that meet their investment criteria and are trading at discounts to intrinsic value, particularly when such companies are actively buying their own shares.

The Funds will look for opportunities such as these to invest in or to short companies that it believes are trading at misvaluations to intrinsic value.

Investment Process

Prospero believes that it will be able to add value at each step of the Funds’ investment process, including the sourcing of investment opportunities, the analysis of potential investments, the monitoring of investee companies, and the decision to exit an investment. Having very clear investment criteria also enables the Funds’ manager to quickly rule out companies that do not fit its model and concentrate on the most compelling opportunities.

All investment decisions to buy and sell stocks will be made by the Funds’ manager, Mr. Bornstein. Factors that could lead to a decision to sell an existing investment include: (i) the market value of a security approaching or exceeding its intrinsic value, particularly when Prospero believes the intrinsic value is growing at less than 20% per year; (ii) a change in management; (iii) a change in business strategy that causes Prospero to lose confidence in a company and its management; (iv) concerns that the company’s competitive advantages are likely to erode in the future; (v) a sale of the company; (vi) withdrawals by investors in the Funds; and (vii) a more compelling investment opportunity in another company. Prospero expects that each Fund will hold most of its investments for three or more years.

The Adviser anticipates that most of the companies in which the Funds invest will have market capitalizations in excess of $200 million and that the Funds’ investments will range from 2% to 6% of net assets. The Adviser expects that some of the investee companies will not have large institutional research coverage or at least not high levels of institutional support. The Adviser believes it is increasingly difficult for small and mid-size public companies, particularly those that are self-financing and do not need investment banking services, to attract quality research coverage from large investment banks. This lack of coverage, as well as the size restraints and short-term investment horizons of many large institutional investors, should provide a fertile environment for the Funds to identify superior companies that are trading at significant discounts to intrinsic value.

Once the Funds have made an investment in an investee company, the Adviser will actively monitor the investee company, as well as its customers, suppliers, and competitors. The Adviser will also seek to add value by maintaining an active dialogue with the management teams of investee companies and, where appropriate, by advocating to management specific courses of action such as divesting a non-core subsidiary. The Adviser will generally not, however, take actions through the press or courts that are adversarial to management and will not require board representation, although the Adviser reserves the right to take any appropriate actions to protect the value of the Funds’ investments. Accordingly, the Funds’ ability to effect change will rest primarily on the persuasive power of the Adviser’s ideas and analysis.

Borrowing; use of leverage

The Funds are authorized to borrow money for investment purposes and to meet repurchase requests. The use of borrowings involves a high degree of risk. See “Risk Factors—Leverage; Borrowing.”

Derivatives

The Funds are authorized to use derivatives for the purposes of hedging portfolio risk, cash management, and for non-hedging purposes. A derivative is generally defined as an instrument whose value is derived from, or based upon, an underlying index, reference rate (such as interest rates or currency exchange rates), security, commodity or other asset.

The Funds may buy or sell put or call options on securities or indexes of securities. The Funds’ options strategies may include the purchase of puts and the simultaneous writing of calls having different strike prices to place a “collar” on a portion of the Fund’s asset value. The Fund may buy or sell these options if they are traded on options exchanges or in over-the-counter markets. A put option gives the purchaser of the option the right to sell, and obligates the writer of the put option to buy, the underlying security at a stated exercise price at any time prior to the expiration of the option. Similarly, a call option gives the purchaser of the option the right to buy, and obligates the writer of the call option to sell, the underlying security at a stated exercise price at any time prior to the expiration of the option.

Short Selling

The Beaumont and Curan Funds will sell securities short. To effect a short sale, a Fund will borrow the security from a brokerage firm, or other permissible financial intermediary, and make delivery to the buyer. The Fund then is obligated to replace the borrowed security by purchasing it at the market price at the time of replacement. The price at such time may be more or less than the price at which the security was sold by the Fund, which would result in a loss or gain, respectively. See “Risk Factors—Short selling.”

Defensive Measures

The Funds, from time to time, may take temporary defensive positions in cash, high quality fixed-income securities, money market instruments, and money market mutual funds (the investment in which could result in additional fees being paid by the Funds), that are inconsistent with their principal strategies in an attempt to moderate extreme volatility caused by adverse market, economic, or other conditions. This could prevent the Funds from achieving their respective investment objectives.

Other

The Funds may enter into repurchase agreements with commercial banks and broker-dealers as a short-term cash management tool. The Funds also may lend portfolio securities. If entered into, the income earned from these practices can be used to offset a Fund’s expenses. The Funds do not intend to use these practices in a manner that would adversely affect their ability to achieve their investment objectives. Repurchase agreements and stock lending involve certain risks that are described in the SAI.

MANAGEMENT OF THE FUNDS

General

The Funds’ Board provides broad oversight over the affairs of the Funds. The Adviser serves as the Funds’ investment adviser, subject to the ultimate supervision of and subject to any policies established by the Directors, pursuant to the terms of the Investment Advisory Agreement. Pursuant to the Investment Advisory Agreement, the Adviser is responsible, subject to the supervision of the Directors, for formulating a continuing investment program for the Funds. The Funds will pay to the Adviser a quarterly management fee (the “Management Fee”), in advance, at an annual rate of 1.5% of each Fund’s net assets for the month, excluding assets attributable to the Special Advisory Account. The management fee will be paid out of the Funds’ assets, and debited against the investors’ capital accounts. In addition, generally at the end of each calendar quarter, commencing in 2002, an amount equal to 20% of the net profits, if any, that would otherwise be credited to an investor’s capital account for the period instead will be credited to the account of the Adviser (the “Incentive Allocation”). This Incentive Allocation will be made only with respect to net profits that exceed any net losses previously debited to the account of the investor, which have not been offset by any net profits subsequently credited to the investor’s account. This is sometimes known as a “high water mark” calculation.

The Adviser holds a non-voting Special Advisory Member interest (the “Special Advisory Account”) in the Funds solely for the purpose of receiving the Incentive Allocation with respect to each investor. The Adviser may withdraw any Incentive Allocation credited to its Special Advisory Account at any time through the last business day of the month following the date on which an Incentive Allocation was made. Thereafter, the Adviser may have Interests repurchased in the same manner as any other investor in the Funds. Investors who tender or transfer their Interests may be subject to an Incentive Allocation at the time the Funds repurchase their Interests or at the time of transfer. The Incentive Allocation presents certain risks that are not present in funds without an incentive allocation. Because the Funds are closed-end investment companies designed as registered hedge funds, the Funds are fundamentally different from typical mutual funds, which are registered open-end investment companies. Accordingly, the Incentive Allocation and the Management Fee payable by the Funds and their investors more closely resemble the fees and expenses associated with typical hedge funds, rather than mutual funds. See “Management of the Funds—Management Fee and Incentive Allocation.” The Investment Advisory Agreement provides that, as the investment adviser, the Adviser shall be entitled to be the Special Advisory Member of the Funds. In such capacity, the Adviser is entitled to receive the Incentive Allocation.

Prospero Capital Management, LLC will serve as the Adviser of the Funds. Prospero Capital Management, LLC, founded by Mr. Bornstein as BJA Capital Management in 1992, is a financial advisory company whose goal is to provide its clients with substantial capital appreciation by minimizing tax liabilities and volatility, while implementing sophisticated, limited risk investment strategies to take advantage of today’s global markets. The company offers a managed account business through Merrill Lynch and Harris Direct in addition to the Funds. Mr.

Bornstein will assume responsibility for making and executing all of the investment decisions, maintaining the books and records of the Funds, overseeing all administrative activities relating to the Funds, and communicating with investors. The Funds will be under the direct investment supervision of Benjamin J. Bornstein, who will act as manager of the Funds and intends to devote a substantial majority of his business time to managing the Funds. The following are biographical details for Mr. Bornstein:

Benjamin J. Bornstein, President and Portfolio Manager

Mr. Benjamin J. Bornstein owns all of the outstanding shares of Prospero Capital Management, LLC. Mr. Bornstein has served as portfolio manager of Prospero Capital Management, LLC since its inception as BJA Capital Management in November 1992. Mr. Bornstein is the portfolio manager for the Funds and as such is responsible for the day-to-day management of the Funds’ portfolios. His professional experience has centered on professional investment management services, with a particular expertise in analyzing healthcare, financial, and consumer product equities. He has a strong background in evaluating management teams, financials, and strategies for developing products. Prior to Prospero, Mr. Bornstein covered the US portfolio for the global fund products of Orbis Investment Management in London and Bermuda from 1997-99 and also worked for Goldman Sachs (summer 1995) and Oppenheimer & Company in New York from 1992-93. The SAI provides additional information about the portfolio manager’s compensation, other accounts managed by the portfolio manager, and the portfolio manager’s ownership of securities in the Funds.

Mr. Bornstein graduated from Harvard Business School with high distinction as a Baker Scholar (top 5% of class), Harvard Law School as part of the JD/MBA program, and magna cum laude from Princeton majoring in Economics. His graduate academic work focused on investment management, finance, and securities law. He received the John Loeb Award (awarded to the top four students in finance) and Sheridan Logan Fellowship (awarded to one Baker Scholar) at Harvard Business School.

Administrator and Administrator Fee

Fund Administration will be borne by the Funds, but will initially be provided by the Adviser, who will provide certain administrative services to the Funds, including among other things, providing office space, handling of investor inquiries regarding the Funds, providing investors with information concerning their investment in the Funds, coordinating and organizing meetings of the Funds’ Board, and providing other support services. In consideration for such services, the Funds may pay administrative service fees to the Adviser which may fluctuate but, when combined with Other Expenses of the Funds (as described in the “Summary of Fund Expenses”), will not exceed 0.35% of net assets per annum. See “Summary of Fund Expenses.” It is anticipated that some or all of these administrative functions will be outsourced in the future at market level fees. These fees may be paid to the Administrator out of the Fund’s assets, and debited against the investors’ capital accounts.

Custodian

Banc of America Securities (the “Custodian”) serves as the primary custodian of the Funds’ assets, and may maintain custody of each Fund’s assets with domestic and foreign sub-custodians (which may be banks, trust companies, securities depositories and clearing agencies) approved by the Directors. Assets of the Funds are not held by the Adviser or commingled with the assets of other accounts other than to the extent that securities are held in the name of a custodian in a securities depository, clearing agency or omnibus customer account of such custodian. The Custodian’s principal business address is 600 Montgomery Street, 6th Floor, San Francisco, California 94111.

Management Fee and Incentive Allocation

Each Fund will pay Prospero the quarterly Management Fee, in advance, at an annual rate of 1.5% of each Fund’s net assets for the month, excluding assets attributable to the Special Advisory Account (defined herein). The original investors of the Adviser have been grandfathered into the Funds at their existing fee levels. Accordingly, the Adviser grants a partial waiver of fees to these members in an amount equal to 0.25 - 0.5% of their net assets annually for their investment in any of the Funds. In addition to the Management Fee, the Adviser is entitled to receive the Incentive Allocation. Generally, at the end of each calendar quarter, commencing in 2002, an amount equal to 20% of the net profits (15% for original investors), if any, that would otherwise be credited to an investor’s capital account for the period instead will be credited to the account of the Adviser. For purposes of calculating the Incentive Allocation, net profits will be determined by taking into account net realized gain or loss and the net change in unrealized appreciation or depreciation of securities positions. For the purposes of calculating the Incentive Allocation for a partially redeeming Investor, loss carry forward will be adjusted proportionate to the amount of the redemption as a percentage of the Investor’s Interest prior to the redemption. The Incentive Allocation will be made only with respect to net profits that exceed any net losses previously debited to the account of an Investor which have not been offset by any net profits subsequently credited to the account of such investor. This is sometimes known as a “high water mark” calculation. The Incentive Allocation will be credited to the Adviser’s Special Advisory Account. The Adviser will be under no obligation to return any Incentive Allocation previously allocated by the Fund. Prospero encourages prospective investors to consult with their tax or legal adviser regarding the calculation of the Incentive Allocation.

The Adviser may tender for repurchase in connection with any repurchase offer made by the Funds any Interests in its capital account that it holds in its capacity as an investor in the Funds. The Adviser also is entitled to withdraw any amounts in its Special Advisory Account at any time through the last business day of the month following the date on which an Incentive Allocation was made. Thereafter, the Adviser may have Interests repurchased in the same manner as any other investor in the Funds.

Other Expenses of the Funds

The Funds will bear all expenses incurred in the business of the Funds other than those specifically required to be borne by the Adviser and other service providers pursuant to their agreements with the Funds. Expenses to be borne by the Funds include:

•	All costs and expenses related to portfolio transactions and positions for the Funds’ accounts, including, but not limited to, brokerage commissions, research fees, interest and commitment fees on loans and debit balances, borrowing charges on securities sold short, dividends on securities sold short but not yet purchased, custodial fees, margin fees, transfer taxes and premiums and taxes withheld on foreign dividends;

•	All costs and expenses associated with the organization, operation and registration of the Funds, offering costs and the costs of compliance with any applicable Federal or state laws;

•	The costs and expenses of holding any meetings of the Board or investors that are regularly scheduled, permitted or required to be held under the terms of the LLC Agreement, the Investment Company Act or other applicable law;

•	Fees and disbursements of any attorneys, accountants, auditors and other consultants and professionals engaged on behalf of the Funds;

•	The costs of a fidelity bond and any liability or other insurance obtained on behalf of the Funds, the Adviser or the Directors;

•	All costs and expenses of preparing, setting in type, printing and distributing reports and other communications to investors;

•	All expenses of computing each Fund’s net asset value, including any equipment or services obtained for the purpose of valuing each Fund’s investment portfolio, including appraisal and valuation services provided by third parties;

•	All charges for equipment or services used for communications between the Funds and any custodian, or other agent engaged by the Funds;

•	The fees of custodians and other persons providing administrative services to the Funds; and

•	Such other types of expenses as may be approved from time to time by the Board.

The Funds will reimburse the Adviser for any of the above expenses that they pay on behalf of the Funds.

SUBSCRIPTIONS FOR INTERESTS

Subscription Terms

The Funds intend to accept additional subscriptions for Interests made after the Closing Date and the commencement of the Funds’ investment operations as of the first business day of each calendar quarter, except that the Funds may offer Interests more frequently as determined by the Adviser. Any amounts received in advance of the initial or subsequent closings will be placed in a contribution account with the Fund Custodian prior to their investment in the Funds. All subscriptions are subject to the receipt of cleared funds prior to the applicable subscription date in the full amount of the subscription. Although the Funds may accept, in their sole discretion, a subscription prior to receipt of cleared funds, an investor may not become a Member until cleared funds have been received. The investor must also submit a completed subscription agreement before the applicable subscription date. The Funds reserve the right to reject any subscription for Interests and the Funds may, in their sole discretion, suspend subscriptions for Interests at any time and from time to time.

The minimum initial investment in the Funds from each investor is $500,000, and the minimum additional investment in the Funds is $100,000. The minimum initial and additional investments may be reduced by the Funds with respect to individual investors or classes of investors (for example, with respect to certain key employees or directors of the Funds, the Adviser, the General Partner or their affiliates). The Funds may, in their discretion, cause the Funds to repurchase all of the Interests held by a Member if the Member’s capital account balance in the Funds, as a result of repurchase or transfer requests by the Member is less than $500,000.

Except as otherwise permitted by the Funds, initial and any additional contributions to the capital of the Funds by any Member must be made in cash, and all contributions must be transmitted by the time and in the manner that is specified in the subscription documents of the Fund. Initial and any additional contributions to the capital of the Funds will be payable in one installment. Although the Funds may accept contributions of securities in the sole discretion of the Funds, the Funds have no intention at present of accepting contributions of securities. If the Funds choose to accept a contribution of securities, the securities will be valued in the same manner as the Funds value their other assets.

Each new Member must agree to be bound by all of the terms of the Limited Liability Company Agreements. Each potential investor must also represent and warrant in a subscription agreement, among other things, that the investor is a “Qualified Investor” as described below and is purchasing an Interest for his, her or its own account, and not with a view to the distribution, assignment, transfer or other disposition of the Interest.

Qualified Investors

Each prospective investor in the Funds will be required to certify to the Funds that the Interest subscribed for is being acquired for the account of an “accredited investor” as defined in Regulation D under the 1933 Act. Each prospective investor, in addition to qualifying as an accredited investor and a qualified eligible participant, must also be a “qualified client” within the meaning of Rule 205-3 under the Advisers Act. Investors who are “accredited investors” as defined in Regulation D and “qualified clients” within the meaning of Rule 205-3 under the Advisers Act are referred to in this Private Placement Memorandum as “Qualified Investors.” Existing Members who subscribe for additional Interests will be required to qualify as Qualified Investors at the time of each additional subscription. Qualifications that must be met in becoming a Member are set out in the subscription agreement that must be completed by each prospective investor.

Investors must complete and sign a subscription agreement before they may invest. If a subscription agreement is not received and accepted by the applicable Closing Date, the order will not be accepted. The Funds will not be obligated to sell to brokers or dealers any Interests that have not been placed with Qualified Investors.

Outstanding Securities

As of March 31, 2005, no Interests in the Funds were held by or for the account of the Funds. The Interests outstanding for each of the Funds as of March 31, 2005, is set forth below:

Name of Fund	LLC Interests Outstanding*
Antenor Fund, LLC	$6,344,553
Beaumont Fund, LLC	$10,525,827
Curan Fund, LLC	$2,995,308

*    These amounts do not reflect Interests of the Special Advisory Member.

For information on the number of holders holding Interests in each Fund, see “Item 29. Number of Holders of Securities” in the SAI.

REDEMPTIONS, REPURCHASES OF INTERESTS AND TRANSFERS

No Right of Redemption or Transfer

No investor or other person holding an Interest or a portion of an Interest will have the right to require a Fund to redeem the Interest or portion thereof. No public market exists for Interests, and none is expected to develop. With very limited exceptions, Interests are not transferable and liquidity will be provided only through limited repurchase offers and other repurchases made in accordance with the Investment Company Act and at the Board’s discretion, as described below. Tendering or transferring investors may be subject to an Incentive Allocation, to the extent one would be owing, in respect of the amounts repurchased by the Fund or transferred, as the case may be.

Repurchases of Interests

The Funds from time to time may offer to repurchase Interests pursuant to written tenders by investors (other than the Adviser in its capacity as the Special Advisory Member) or as otherwise permitted under the Investment Company Act. Repurchases will be made at such times and on such terms as may be determined by the Board. In determining whether a Fund should repurchase Interests or portions thereof from investors pursuant to written tenders or as otherwise permitted under the Investment Company Act, the Fund’s Board will consider the recommendation of the Adviser. The Directors also will consider the following factors, among others, in making such determination:

•	Whether any investors have requested to tender Interests or portions thereof to the Fund;

•	The liquidity of the Fund’s assets;

•	The investment plans and working capital requirements of the Fund;

•	The relative economies of scale with respect to the size of the Fund;

•	The history of the Fund in repurchasing Interests or portions thereof;

•	The condition of the securities markets; and

•	The anticipated tax consequences of any proposed repurchases of Interests or portions thereof.

The Board will determine that a Fund repurchase Interests or portions thereof from investors pursuant to written tenders only on terms they determine to be fair to the Fund and to all investors or persons holding Interests acquired from investors, as applicable. When the Board determines that a Fund will repurchase Interests in the Fund or portions thereof from investors pursuant to written tenders, notice will be provided to each investor describing the terms thereof, and containing information investors should consider in deciding whether and how to participate in such repurchase opportunity. Investors who are deciding whether to tender their Interests or portions thereof during the period that a repurchase offer is open may ascertain the net asset value of their Interest in the Fund from the Adviser. If an investor requests that a Fund repurchase the investor’s Interests or portion thereof, the Fund will do so only in accordance with the Investment Company Act and at the Board’s discretion.

The LLC Agreement provides that the Funds will be dissolved if the Interest of any investor that has submitted a written request to tender its entire Interest for repurchase by the Fund has not been repurchased within a period of two years of such request. See “Summary of LLC Agreement—Term, Dissolution and Liquidation” in the SAI.

Determination of Repurchase Price

The repurchase price payable with respect to repurchased Interests will be equal to the value of the investor’s capital account or portion thereof based on the net asset value of the Fund’s assets as of the effective date of repurchase, after giving effect to all allocations to be made to the investor’s capital account (including the Incentive Allocation) as of such date. The Fund’s net asset value may change materially between the date a tender offer is mailed and the due date, and it also may change materially shortly after a tender is completed. The method by which the Fund calculates its net asset value is discussed under the caption “Calculation of Net Asset Value” and additional risks are discussed under “Risk Factors—Limited liquidity; In-Kind Distributions.”

Payment

Under normal conditions, the Funds intend to repurchase Interests for cash. However, the Funds have the right to pay for all or a portion of their repurchased Interests with an in-kind distribution of a portion of its portfolio securities. Investors would incur expenses in connection with disposing of any securities distributed by the Funds and would be subject to market risk in respect of these securities until the investor disposes of them. Before redeeming any securities in-kind, the Funds would consider the fairness of this practice to remaining investors. Payment of substantially all the purchase price pursuant to a tender of Interests will be made promptly after the expiration date of the tender offer and the remainder will be evidenced by a promissory note that will be payable as provided under “Repurchases and Transfers of Interests—Repurchases” in the SAI. The Funds will not impose any charges on a repurchase of Interests.

An investor who tenders its entire Interest to the Funds for repurchase generally will have a taxable event. Gain, if any, will be recognized by a tendering investor only as and after the total proceeds received by such investor exceed the investor’s adjusted tax basis in its Interest. A loss, if any, will be recognized only after the tendering investor has received full payment under the promissory note.

Consequences of Repurchase Offers

The Funds believe that repurchase offers generally will be beneficial to the Funds’ investors, and typically will be funded from available cash or sales of portfolio securities. However, payment for repurchased Interests may require the Funds to liquidate portfolio holdings earlier than the Adviser otherwise would liquidate such holdings, potentially resulting in losses, and may increase the Funds’ portfolio turnover. The Adviser intends to take measures to attempt to avoid or minimize such potential losses and turnover, and instead of liquidating portfolio holdings, may borrow money to finance repurchases of Interests. If the Funds borrow to finance repurchases, interest on that borrowing will negatively affect investors who do not tender their Interests into a repurchase offer by increasing the Funds’ expenses and reducing any net investment income. To the extent the Funds finance repurchase proceeds by selling Fund investments, the Funds may hold a larger proportion of their total assets in less liquid securities. Also, the sale of securities to fund repurchases could reduce the market price of those securities, which in turn would reduce the Funds’ net asset value.

Repurchase of a Fund’s Interests will tend to reduce the amount of outstanding Interests and, depending upon the Fund’s investment performance, its net assets. A reduction in the Fund’s net assets will tend to increase the Fund’s expense ratio. In addition, the repurchase of Interests by a Fund may be a taxable event to investors.

CALCULATION OF NET ASSET VALUE

Each Fund will compute its net asset value as of the close of business of each “fiscal period” (as defined under “Capital Accounts”). Securities owned by each Fund will be valued at current market prices. If reliable market prices are unavailable, securities will be valued at fair value as determined by the Board in accordance with procedures adopted by the Funds’ Board. Fair value represents a good faith approximation of the value of an asset and will be used where there is no public market or possibly no market at all for a company’s securities. The fair values of one or more assets, in retrospect, may not be the prices at which those assets could have been sold during the period in which the particular fair values were used in determining a Fund’s net asset value. As a result, a Fund’s issuance or repurchase of its Interests at a time when it owns securities that are valued at fair value may have the effect of diluting or increasing the economic interest of existing investors. Fair values assigned to the Funds’ investments also will affect the amount of the Fee and Incentive Allocation. See “Risk Factors – Incentive Allocation.”

Expenses of the Funds, including the Fee and the costs of any borrowings, and the Incentive Allocation are taken into account for the purpose of determining net asset value. See “Risk Factors – Incentive Allocation.”

CAPITAL ACCOUNTS

General

The Funds will maintain a separate capital account for each investor, which will have an opening balance equal to such investor’s initial contribution to the capital of the Funds. Each investor’s capital account will be increased by the sum of the amount of cash and the value of any securities constituting additional contributions by such investor to the capital of the Funds, plus any amounts credited to such investor’s capital account as described below. Similarly, each investor’s capital account will be reduced by the sum of the amount of any repurchase by the Funds of the Interest or portion of the Interest of such investor, plus the amount of distributions, if any, to such investor which are not reinvested, plus any amounts debited against such investor’s capital account. To the extent that any debit would reduce the balance of the capital account of any investor below zero, that portion of any such debit will instead be allocated to the capital account of the Adviser; any subsequent credits that would otherwise be allocable to the capital account of any such investor will instead be allocated to the capital account of the Adviser in such amounts as are necessary to offset all previous debits attributable to such investor.

Capital accounts of investors are adjusted as of the close of business on the last day of each fiscal period. Fiscal periods begin on the day after the last day of the preceding fiscal period and end at the close of business on the first to occur of (1) the last day of the fiscal year of the Funds, (2) the day preceding the date as of which a contribution to the capital of the Funds is made, (3) the day as of which the Funds repurchase any Interest or portion of an Interest of any investor, (4) the days as of which the Funds admit a substituted investor to whom an Interest or portion of an Interest of an investor has been transferred (unless there is no change in beneficial ownership) or (5) the day as of which any amount is credited to or debited from the capital account of any investor other than an amount to be credited to or debited from the capital accounts of all investors in accordance with their respective Fund percentages. A Fund percentage will be determined for each investor as of the start of each fiscal period by dividing the balance of such investor’s capital account as of the commencement of such period by the sum of the balances of all capital accounts of all investors as of such date.

The Funds will maintain a Special Advisory Account for the Adviser solely for the purpose of receiving the Incentive Allocation.

Allocation of Net Profits and Net Losses

Net profits or net losses of the Funds for each fiscal period will be allocated among and credited to or debited against the capital accounts of all investors (but not the Special Advisory Account) as of the last day of each fiscal period in accordance with investors’ respective Fund percentages for such fiscal period. Net profits or net losses will be measured as the net change in the value of the net assets of the Funds, including any net change in unrealized appreciation or depreciation of investments and realized income and gains or losses and expenses during a fiscal period, before giving effect to any repurchases by the Funds of Interests or portions of Interests, and adjusted to exclude the amount of any insurance proceeds to be allocated among the capital accounts of the investors and any items to be allocated among the capital accounts of the investors other than in accordance with the investors’ respective Fund percentages, such as withholding taxes or other tax obligations.

Allocations for Federal income tax purposes generally will be made among the investors so as to reflect equitably amounts credited or debited to each investor’s capital account for the current and prior fiscal years. Under each Fund’s LLC Agreement, the Adviser has the discretion to allocate specially an amount of the Funds’ net capital gains, including short-term capital gain, for Federal income tax purposes to the Special Advisory Member and to a withdrawing investor, in either case to the extent that its capital account exceeds its Federal income tax basis in its Interest.

Allocation of Special Items-Organizational Expenses, Certain Withholding Taxes and Other Expenditures

The costs of organizing and offering Interests in the Fund will be accounted for differently for financial reporting and tax reporting purposes.

The Adviser made an initial deposit to its Special Advisory Account in an amount equal to the Fund’s aggregate organizational and initial offering costs. For financial reporting purposes, generally accepted accounting principles require that, to the extent that such costs are borne by the Fund, they must be charged at the commencement of operations. Consequently, the costs in their entirety were initially charged to the Special Advisory Account at the commencement of trading. For financial reporting and capital accounting purposes, the Adviser subsequently charged the investors’ Capital Accounts for such costs and such reimbursements were then credited to the Special Advisory Account.

For federal income tax reporting purposes, offering costs are not deductible and organizational costs are being amortized over a 60-month period. Adjustments to Capital Accounts and the allocations of income tax deductions of organizational expenses will, to the extent possible, be made in a manner which is consistent with the foregoing provisions and which does not duplicate such charges to Capital Accounts.

Withholding taxes or other tax obligations incurred by the Funds which are attributable to any investor will be debited against the capital account of such investor as of the close of the fiscal period during which the Funds paid such obligation, and any amounts then or thereafter distributable to such investor will be reduced by the amount of such taxes. If the amount of such taxes is greater than any such distributable amounts, the investor and any successor to the investor’s Interest is required to pay to the Funds, upon demand of the Funds, the amount of such excess.

Reserves

Appropriate reserves may be created, accrued and charged against net assets for contingent liabilities as of the date any such contingent liabilities become known to the Adviser or the Board. Reserves will be in such amounts, subject to increase or reduction, which the Board or the Adviser may deem necessary or appropriate. The amount of any reserve, or any increase or decrease therein, will be proportionately charged or credited, as appropriate, to the capital accounts of those investors who are investors at the time when such reserve is created, increased or decreased, as the case may be; provided, however, that if any such reserve, or any increase or decrease therein, exceeds the lesser of $500,000 or 1% of the aggregate value of the capital accounts of all such investors, the amount of such reserve, increase, or decrease shall instead be charged or credited to those investors who, as determined by the Board, were investors at the time of the act or omission giving rise to the contingent liability for which the reserve was established, increased or decreased in proportion to their capital accounts at that time.

Voting

Each investor will have the right to cast a number of votes based on the value of such investor’s capital account relative to the value of all capital accounts of investors at any meeting of investors called by the Board or investors holding at least a majority of the total number of votes eligible to be cast by all investors. Except as expressly provided in the LLC Agreement, investors will be entitled to vote on any matter on which shareholders of a registered investment company organized as a corporation would be entitled to vote, including selection of Directors, approval of the authority of the Adviser to provide advisory services to the Funds and approval of the Funds’ auditors. Except for the exercise of their voting privileges, investors will not be entitled to participate in the management or control of the Funds’ business, and may not act for or bind the Funds.

TAXES

The following is a summary of certain aspects of the income taxation of the Funds that should be considered by a prospective investor. The Funds have not sought a ruling from the Internal Revenue Service (the “Service”) or any other federal, state or local agency with respect to any of the tax issues affecting the Funds, nor have they obtained an opinion of counsel with respect to any tax issues.

This summary of certain aspects of the federal income tax treatment of the Funds is based upon the Internal Revenue Code of 1986, as amended (the “Code”), judicial decisions, Treasury Regulations (the “Regulations”) and rulings in existence on the date hereof, all of which are subject to change, possibly with retroactive effect. This summary does not discuss the impact of various proposals to amend the Code, which could change certain of the tax consequences of an investment in the Funds. This summary also does not discuss all of the tax consequences that may be relevant to a particular investor or to certain investors subject to special treatment under the federal income tax laws, such as insurance companies.

EACH PROSPECTIVE INVESTOR SHOULD CONSULT WITH ITS OWN TAX ADVISER IN ORDER TO FULLY UNDERSTAND THE FEDERAL, STATE, LOCAL AND FOREIGN INCOME TAX CONSEQUENCES OF AN INVESTMENT IN THE FUNDS.

The Funds intend to operate so as to qualify as a partnership for federal income tax purposes and not as an association or a publicly traded partnership taxable as a corporation. If it were determined that any of the Funds should be treated as an association or a publicly traded partnership taxable as a corporation for federal income tax purposes (as a result of changes in the Code, the Regulations or judicial interpretations thereof, a material adverse change in facts, or otherwise), the taxable income of that Fund would be subject to corporate income tax when recognized by the Fund; distributions of such income, other than in certain redemptions of interests, would be treated as dividend income when received by the investors to the extent of the current or accumulated earnings and profits of the Funds; and investors would not be entitled to report profits or losses realized by the Funds.

As entities classified as partnerships, the Funds are not themselves subject to Federal income tax. For income tax purposes, each investor will be treated as a partner of the respective Fund and will be taxed upon its distributive share of each item of the Fund’s income, gain, loss and deductions for each taxable year of the Fund ending with or within the investor’s taxable year. Each item will have the same character to an investor, and generally will have the same source (either United States or foreign), as though the investor realized the item directly. Investors must report these items regardless of the extent to which, or whether, the Funds or investors receive cash distributions for such taxable year, and thus may incur income tax liabilities unrelated to any distributions to or from the Funds. For a more detailed discussion of certain aspects of the income taxation of the Funds and their investments under Federal and state law, see “Tax Aspects” in the SAI.

LEGAL PROCEEDINGS

The Funds and the Adviser are not parties to any material pending legal proceedings and there have been no proceedings instituted, or known to be contemplated, by a governmental authority against any of the Funds or the Adviser.

GENERAL INFORMATION

The Funds are registered under the Investment Company Act as closed-end, diversified management investment companies. The Funds were formed as limited liability companies under the laws of the State of Delaware on March 26, 2002 and have a limited operating history. The Funds’ address is c/o Prospero Capital Management, LLC, 500 Newport Center Drive, Suite 600, Newport Beach, California 92660 and their toll-free telephone number is (866) 377-7677.

TABLE OF CONTENTS OF STATEMENT OF ADDITIONAL INFORMATION

A Statement of Additional Information dated June 16, 2005 has been filed with the Commission and is incorporated by reference in this prospectus. The Table of Contents of the Statement of Additional Information is as follows:

STATEMENT OF ADDITIONAL INFORMATION

PROSPERO FUNDS

Antenor Fund, LLC

Beaumont Fund, LLC

Curan Fund, LLC

500 Newport Center Drive, Suite 600

Newport Beach, California 92660

Toll-free: (866) 377-7677

June 16, 2005

This Statement of Additional Information (“SAI”) is not a prospectus. This SAI describes the Antenor Fund, LLC, the Beaumont Fund, LLC and the Curan Fund, LLC (“Antenor”, “Beaumont”, “Curan”, and collectively “The Funds”). A copy of the prospectus may be obtained by contacting the Funds at the telephone number or address set forth above. This SAI should be read in conjunction with the prospectus for the Funds dated June 16, 2005.

The information in this SAI is not complete and may be changed. This SAI is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

ADDITIONAL INVESTMENT POLICIES

The investment objectives and principal investment strategies of the Funds, as well as the principal risks associated with each Fund’s investment strategy, are included in the prospectus. Certain additional investment information is set forth below:

Fundamental Policies

Each Fund’s stated fundamental policies, which may only be changed by the affirmative vote of a majority of the outstanding voting securities of a Fund (“Interests”), are listed below. For the purposes of this SAI, “majority of the outstanding voting securities of each Fund” means the vote, at an annual or special meeting of security holders duly called, (a) of 67% or more of the voting securities present at such meeting, if the holders of more than 50% of the outstanding voting securities of the Fund are present or represented by proxy; or (b) of more than 50% of the outstanding voting securities of the Fund, whichever is less. The Funds may not:

•	Borrow money, except to the extent permitted by the Investment Company Act of 1940, as amended (the “Investment Company Act”).

•	Issue senior securities, except to the extent permitted by Section 18 of the Investment Company Act.

•	Make loans, except through purchasing fixed-income securities, lending portfolio securities or entering into repurchase agreements in a manner consistent with the Fund’s investment policies or as otherwise permitted under the Investment Company Act.

•	Purchase, hold or deal in real estate, except that it may invest in securities or other instruments that are secured by real estate, or securities of companies that invest or deal in real estate or interests in real estate or are engaged in a real estate business.

•	Invest in commodities or commodity contracts, except that it may purchase and sell foreign currency, options, futures and forward contracts, including those related to indexes, and options on indexes.

•	Invest more than 25% of the value of its total assets in the securities of issuers in any single industry, except that U.S. Government securities may be purchased without limitation.

Additionally, each Fund is a diversified fund and is therefore subject to the following limitations which are non-fundamental policies: with respect to 75% of its total assets, a Fund will not invest more than 5% of its total assets in the securities of any one issuer (except for U.S. Government securities) or purchase more than 10% of the outstanding voting securities of any such issuer.

With respect to these investment restrictions, other than as respects borrowing and other policies described in this SAI, if a percentage restriction is adhered to at the time of an investment or transaction, a later change in percentage resulting from a change in the values of investments or the value of a Fund’s total assets, unless otherwise stated, will not constitute a violation of such restriction or policy.

The types of securities or investment techniques that may be employed by the Funds in accordance with the Investment Company Act, which may give rise to senior securities within the meaning of the Investment Company Act include: short sales, certain options, futures, forward and swap contracts, reverse repurchase agreements, and when-issued or delayed delivery securities.

Each Fund’s investment objective is fundamental and may not be changed without the vote of a majority (as defined by the Investment Company Act) of a Fund’s outstanding voting securities.

Certain Portfolio Securities and Other Operating Policies

Foreign Securities

General. The Funds may invest in securities of foreign issuers and in depositary receipts, such as American Depositary Receipts and American Depositary Shares (collectively, “ADRs”), Global Depositary Receipts and Global Depositary Shares (“GDRs”) and other forms of depositary receipts. ADRs are receipts typically issued by a United States bank or trust company which evidence ownership of underlying securities issued by a foreign corporation. GDRs are receipts issued outside the United States typically by non-United States banks and trust companies that evidence ownership of either foreign or domestic securities. Generally, ADRs in registered form are designed for use in the United States securities markets and GDRs in bearer form are designed for use outside the United States.

Foreign securities in which the Funds may invest may be listed on foreign securities exchanges or traded in foreign over-the-counter markets or may be purchased in private placements and not be publicly traded. Investments in foreign securities are affected by risk factors generally not thought to be present in the United States. These factors are listed in the prospectus under “Risk Factors – Risks of foreign investments.”

As a general matter, the Funds will not hedge against foreign currency risks, including the risk of changing currency exchange rates, which could reduce the value of certain of the Funds’ foreign currency denominated portfolio securities irrespective of the underlying investment. However, from time to time, the Funds may enter into forward currency exchange contracts (“forward contracts”) for hedging purposes and non-hedging purposes to pursue their investment objectives. Forward contracts are transactions involving the Funds’ obligation to purchase or sell a specific currency at a future date at a specified price. Forward contracts may be used by the Funds for hedging purposes to protect against uncertainty in the level of future foreign currency exchange rates, such as when the Funds anticipate purchasing or selling a foreign security. This technique would allow the Funds to “lock in” the U.S. dollar price of the security. Forward contracts also may be used to attempt to protect the value of the Funds’ existing holdings of foreign securities. There may be, however, imperfect correlation between the Funds’ foreign securities holdings and the forward contracts entered into with respect to such holdings. Forward contracts also may be used for non-hedging purposes to pursue the Funds’ investment objectives, such as when the Adviser anticipates that particular foreign currencies will appreciate or depreciate in value, even though securities denominated in such currencies are not then held in the Funds’ investment portfolios. See “Additional Investment Policies—Certain Portfolio Securities and Other Operating Policies—Special Investment Techniques.”

European Economic and Monetary Union (“EMU”). For a number of years, certain European countries sought economic unification that, among other things, would reduce barriers between countries, increase competition among companies, reduce government subsidies in certain industries, and reduce or eliminate currency fluctuations among these European countries. The Treaty on European Union set out a framework for the European Economic and Monetary Union (“EMU”) among the countries that comprise the European Union (“EU”). EMU established a single common European currency (the “euro”) that was introduced on January 1, 1999 and has replaced the existing national currencies of most EMU participants. Certain securities issued in participating EU countries (beginning with government and corporate bonds) were redenominated in the euro, and are listed, trade, and make dividend and other payments only in euros.

No assurance can be given that all the changes planned for the EU can be successfully implemented, or that these changes will result in the economic and monetary unity and stability intended. Any negative occurrence with respect to the EMU could have adverse effects on the markets of both participating and non-participating countries, including sharp appreciation or depreciation of the participants’ national currencies and a significant increase in exchange rate volatility, a resurgence in economic protectionism, an undermining of confidence in the European markets, an undermining of European economic stability, and/or the collapse or slowdown of the drive toward European economic unity. Also, withdrawal from EMU by an initial participant could cause disruption of the financial markets as securities redenominated in euros are transferred back into that country’s national currency, particularly if the withdrawing country is a major economic power. Such developments could have an adverse impact on the Funds’ investments in Europe generally or in specific countries participating in EMU. Gains or losses from euro conversion may be taxable to Fund investors under foreign or, in certain limited circumstances, U.S. tax laws.

Money Market Instruments

The Funds may invest, for defensive purposes or otherwise, some or all of their assets in high quality fixed-income securities, money market instruments, and money market mutual funds (the investment in which could result in additional fees being paid by the Funds), or hold cash or cash equivalents in such amounts as the Adviser deems appropriate under the circumstances. The Funds also may invest in these instruments pending allocation of the offering proceeds. Money market instruments are high quality, short-term fixed-income obligations, which generally have remaining maturities of one year or less, and may include U.S. Government Securities, commercial paper, certificates of deposit and bankers’ acceptances issued by domestic branches of United States banks that are members of the Federal Deposit Insurance Corporation, and repurchase agreements.

Reverse Repurchase Agreements

Reverse repurchase agreements involve the sale of a security to a bank or securities dealer and the simultaneous agreement to repurchase the security for a fixed price, reflecting a market rate of interest, on a specific date. These transactions involve a risk that the other party to a reverse repurchase agreement will be unable or unwilling to complete the transaction as scheduled, which may result in losses to the Funds. Reverse repurchase agreements are a form of leverage that may increase the volatility of the Funds’ investment portfolios.

Special Investment Techniques

The Funds may use a variety of special investment techniques to hedge a portion of their investment portfolios against various risks or other factors that generally affect the values of securities. Such special techniques may be used for cash management and/or for non-hedging purposes to pursue the Funds’ investment objectives. These techniques may involve the use of derivative transactions. The techniques the Funds may employ may change over time as new instruments and techniques are introduced or as a result of regulatory developments. Certain of the special investment techniques that the Funds may use are speculative and involve a high degree of risk, particularly when used for non-hedging purposes. It is possible that any hedging transaction may not perform as anticipated and that the Funds may suffer losses as a result of their hedging activities. To the extent necessary to comply with SEC staff positions, the Funds will segregate liquid assets in respect of their derivative positions.

Derivatives. Derivatives can be volatile and involve various types and degrees of risk, depending upon the characteristics of the particular derivative and the portfolio as a whole. Derivatives permit the Funds to increase or decrease the level of risk, or change the character of the risk, to which their portfolios are exposed in much the same way as the Funds can increase or decrease the level of risk, or change the character of the risk, of their portfolios by making investments in specific securities.

Derivatives may entail investment exposures that are greater than their cost would suggest, meaning that a small investment in derivatives could have a large potential impact on a Funds’ performance.

If a Fund invests in derivatives at inopportune times or judges market conditions incorrectly, such investments may lower that Fund’s return or result in a loss. The Funds also could experience losses if their derivatives were poorly correlated with their other investments, or if the Funds were unable to liquidate their positions because of an illiquid secondary market. The market for many derivatives is, or suddenly can become, illiquid. Changes in liquidity may result in significant, rapid, and unpredictable changes in the prices for derivatives.

Options. The Funds may engage in options transactions. The Funds also may invest in so-called “synthetic” options or other derivative instruments written by broker-dealers or other permissible financial intermediaries. Options transactions may be effected on securities exchanges or in the over-the-counter market. When options are purchased over-the-counter, the Funds bear the risk that the counter-party that wrote the option will be unable or unwilling to perform its obligations under the option contract. These options also may be illiquid and, in such cases, the Funds may have difficulty closing out their positions. It is the position of the SEC staff that over-the-counter options and the securities used to cover them are illiquid. Over-the-counter options purchased and sold by the Funds also may include options on baskets of specific securities.

The Funds may purchase and sell call and put options with respect to specific securities, and may write and sell covered or uncovered call and put options.

Covered call options, which are call options sold on an underlying security owned by the Funds, reduce the opportunity for the Funds to realize appreciation in the market price of that underlying security in exchange for increased yield in the portfolio. Covered call writing also may result in the continued holding of a security that might otherwise have been sold, to ensure that the call option remained covered. Covered put options, which are put options sold by the Funds against segregated cash or liquid securities to fulfill the obligation undertaken, exposes the Funds to a decline in price of the underlying security while depriving the Funds of the opportunity to invest the segregated assets (during the term of the option contract).

The Funds may close out a position when writing (selling) options by purchasing an option on the same security with the same exercise price and expiration date as the option that it has previously written on such security. The Funds will realize a profit or loss if the amount paid to purchase an option is less or more, as the case may be, than the amount received from the sale thereof. To close out a position as a purchaser of an option, the Funds would ordinarily make a similar “closing sale transaction,” which involves liquidating the Funds’ position by selling the option previously purchased, although the Funds would be entitled to exercise the option should it deem it advantageous to do so.

Warrants. Warrants are derivative instruments that permit, but do not obligate, the holder to subscribe for other securities. Warrants do not carry with them the right to dividends or voting rights with respect to the securities that they entitle the holder to purchase, and they do not represent any rights in the assets of the issuer. As a result, warrants may be considered more speculative than certain other types of investments. In addition, the value of a warrant does not necessarily change with the value of the underlying securities or commodities, and a warrant ceases to have value if it is not exercised prior to its expiration date.

Swap Agreements. The Funds may enter into equity, interest rate, index and currency rate swap agreements. These transactions are entered into in an attempt to obtain a particular return when it is considered desirable to do so. Swap agreements are two-party contracts entered into primarily by institutional investors for periods ranging from a few weeks to more than a year. In a standard swap transaction, two parties agree to exchange the returns (or differentials in rates of return) earned or realized on particular predetermined investments or instruments, which may be adjusted for an interest factor. The gross returns to be exchanged or “swapped” between the parties are generally calculated with respect to a “notional amount,” i.e., the return on or increase in value of a particular dollar amount invested at a particular interest rate, in a particular foreign currency, or in a “basket” of securities representing a particular index.

The Funds may purchase cash-settled options on swaps. A cash-settled option on a swap gives the purchaser the right, but not the obligation, in return for the premium paid, to receive an amount of cash equal to the value of the underlying swap as of the exercise date. These options typically are purchased in privately negotiated transactions from financial institutions, including securities brokerage firms and may be considered to be illiquid.

Most swap agreements entered into by a Fund would calculate the obligations of the parties to the agreement on a “net basis.” Consequently, the Fund’s current obligations (or rights) under a swap agreement generally will be equal only to the net amount to be paid or received under the agreement based on the relative values of the positions held by each party to the agreement (the “net amount”). The risk of loss with respect to swaps is limited to the net amount of payments that the Fund is contractually obligated to make. If the other party to a swap defaults, the Fund’s risk of loss consists of the net amount of payments that the Fund contractually is entitled to receive.

Call And Put Options On Securities Indexes. The Funds may purchase and sell call and put options on stock indexes listed on national securities exchanges or traded in the over-the-counter market for hedging purposes and to pursue their investment objectives. A stock index fluctuates with changes in the market values of the stocks that comprise the index. Accordingly, successful use by the Funds of options on stock indexes will be subject to the Adviser’s ability to correctly predict movements in the direction of the stock market generally or segments thereof. This requires different skills and techniques than forecasting changes in the price of individual stocks.

Lending Portfolio Securities

The Funds may lend securities from their portfolio to brokers, dealers and other financial institutions needing to borrow securities to complete certain transactions. The Funds continue to be entitled to payments in amounts equal to the interest, dividends or other distributions payable on the loaned securities which afford the Funds an opportunity to earn interest on the amount of the loan and on the loaned securities’ cash collateral. Interest earned may offset Fund expenses. Loans of portfolio securities may not exceed 33 1/3% of the value of the Funds’ total assets, and, in respect of such transactions, the Funds will receive collateral consisting of cash, U.S. Government Securities or irrevocable letters of credit which will be maintained at all times in an amount equal to at least 100% of the current market value of the loaned securities. The Funds might experience risk of loss if the institution with which it has engaged in a portfolio loan transaction breaches its agreement with the Funds.

When-Issued, Delayed Delivery and Forward Commitment Securities

To reduce the risk of changes in securities prices and interest rates, the Funds may purchase securities on a forward commitment, when-issued or delayed delivery basis, which means delivery and payment take place a number of days after the date of the commitment to purchase. The payment obligation and the interest rate receivable with respect to such purchases are fixed when the Funds enter into the commitment, but the Funds do not make payment until they receive delivery from the counterparty. The Funds will commit to purchase such securities only with the intention of actually acquiring the securities, but the Funds may sell these securities before the settlement date if it is deemed advisable.

Securities purchased on a forward commitment or when-issued or delayed delivery basis are subject to changes in value, generally changing in the same way, i.e., appreciating when interest rates decline and depreciating when interest rates rise, based upon the public’s perception of the creditworthiness of the issuer and changes, real or anticipated, in the level of interest rates. Securities so purchased may expose the Funds to risks because they may experience such fluctuations prior to their actual delivery. Purchasing securities on a when-issued or delayed delivery basis can involve the additional risk that the yield available in the market when the delivery takes place actually may be higher than that obtained in the transaction itself. Purchasing securities on a forward commitment, when-issued or delayed delivery basis when the Funds are fully or almost fully invested may result in greater potential fluctuation in the value of the Funds’ net assets. In addition, there is a risk that securities purchased on a when-issued or delayed delivery basis may not be delivered and that the purchaser of securities sold by the Funds on a forward basis will not honor its purchase obligation. In such cases, the Funds may incur a loss.

REPURCHASES AND TRANSFERS OF INTERESTS

Repurchases

Repurchases will be made at such times and on such terms as may be determined by the Board in accordance with the provisions of applicable law. In determining whether the Funds should repurchase Interests or portions thereof from investors pursuant to written tenders, the Funds’ Board will consider the following factors, among others, in making such determination:

•	Whether any investors have requested to tender Interests or portions thereof to the Funds;

•	The liquidity of the Funds’ assets;

•	The investment plans and working capital requirements of the Funds;

•	The relative economies of scale with respect to the size of the Funds;

•	The history of the Funds in repurchasing Interests or portions thereof;

•	The condition of the securities markets; and

•	The anticipated tax consequences of any proposed repurchases of Interests or portions thereof.

The Board will determine that a Fund repurchase Interests or portions thereof from investors pursuant to written tenders on terms they determine to be fair to the Funds and to all investors or persons holding Interests acquired from investors, as applicable. When the Board determines that a Fund will repurchase Interests in the Fund or portions thereof from investors pursuant to written tenders, notice will be provided to each investor describing the terms thereof, and containing information investors should consider in deciding whether and how to participate in such repurchase opportunity. If an investor requests that a Fund repurchase the investor’s Interests or a portion thereof, the Fund will do so only in accordance with the Investment Company Act and at the Board’s discretion. Investors who are deciding whether to tender their Interests or portions thereof during the period that a repurchase offer is open or who are considering requesting that a Fund repurchase the investor’s Interest or portion thereof, may ascertain the net asset value of their Interest in the Fund from the Adviser during such period by calling (866) 377-7677.

Repurchases of Interests or portions thereof from investors by the Funds may be made, in the discretion of the Board, in part or in whole for cash or for securities of equivalent value and will be effective after receipt by the Funds of all eligible written tenders of Interests or portions thereof from investors. The amount due to any investor whose interest or portion thereof is repurchased will be equal to the value of the investor’s capital account or portion thereof based on the net asset value of that Fund’s assets as of the effective date of repurchase, after giving effect to all allocations to be made to the investor’s capital account (including the Incentive Allocation) as of such date. Payment of the purchase price pursuant to a tender of Interests will consist of cash and/or securities valued at net asset value in accordance with the LLC Agreement and distributed to tendering investors on an equal basis, in an aggregate amount equal to at least 95% of the unaudited net asset value of the Interests tendered, determined as of the expiration date of the tender offer (the “expiration date”). Payment of such amount will be made promptly after the expiration date (the “cash payment”). Generally, payment pursuant to such a tender also will consist of a promissory note that, without approval by the Board, will bear no interest and is not transferable (the “note”) entitling the holder thereof to a contingent payment equal to the excess, if any, of (a) the net asset value of the Interests tendered as of the expiration date over (b) the cash payment. The note would be delivered to the tendering investor promptly after the expiration date and would be payable generally no later than 60 days after the end of each fiscal year. The Funds will not impose any charges on a repurchase of Interests or portion of Interests in the Funds.

The Funds intend to maintain daily a segregated account containing permissible liquid assets in an amount equal to the aggregate amount of the notes. Payment for repurchased Interests may require the Funds to liquidate portfolio holdings earlier than the Adviser otherwise would liquidate such holdings, potentially resulting in losses, and may increase the Funds’ portfolio turnover.

Involuntary Repurchases

The Fund may repurchase an Interest or portion of an Interest of an investor or any person acquiring an Interest or portion thereof from or through an investor if:

•	Such an Interest or portion thereof has been transferred or such an Interest or portion thereof has vested in any person by operation of law as the result of the death, dissolution, bankruptcy or incompetency of an investor;

•	Ownership of such an Interest by an investor or other person will cause the Funds to be in violation of, or require registration of any Interest or portion thereof under, or subject the Funds to additional registration or regulation under, the securities, commodities or other laws of the United States or any other relevant jurisdiction;

•	Continued ownership of such an Interest may be harmful or injurious to the business or reputation of the Funds, the Adviser or the Directors, or may subject the Funds or any investors to an undue risk of adverse tax or other fiscal consequences;

•	Any of the representations and warranties made by an investor in connection with the acquisition of an Interest or portion thereof was not true when made or has ceased to be true; or

•	It would be in the best interests of the Funds, as determined by the Board, for the Funds to repurchase such an Interest or portion thereof.

The Adviser may tender for repurchase in connection with any repurchase offer made by a Fund any Interest that it holds in its capacity as an investor. The Adviser also is entitled to withdraw its interests from its Special Advisory Account (as defined herein under “Summary of LLC Agreement—Investor Interests”) at the times described under “Management of the Funds—Management Fee and Incentive Allocation” in the Funds’ prospectus.

Transfers of Interests

No person may become a substituted investor without the written consent of the Board, which consent may be withheld for any reason in the Board’s sole and absolute discretion. Interests may be transferred only (i) by operation of law pursuant to the death, bankruptcy, insolvency or dissolution of an investor or (ii) with the written consent of the Board, which may be withheld in its sole and absolute discretion and is expected to be granted only in limited circumstances, generally in connection with a transfer to an entity that does not result in a change of beneficial ownership. By way of example, the following transfers will not be deemed to result in a change of beneficial ownership: transfers between investors having the same social security or tax identification number; transfers between spouses; transfers from individual to joint accounts; transfers from self-directed pension plans to IRA rollover accounts; and transfers from an individual to a revocable trust established by that individual. Notice to the Funds of any proposed transfer must include evidence satisfactory to the Funds that the proposed transferee meets any requirements imposed by the Funds with respect to investor eligibility and suitability, including the requirement that any investor, or investor’s equity owners in certain circumstances, (i) at the time of purchase, has a net worth of more than $1.5 million, or (ii) at the time of purchase, is a Qualified Purchaser, and must be accompanied by a properly completed Subscription Agreement.

Any transferee meeting the eligibility requirements that acquires an Interest or portion thereof in a Fund by operation of law as the result of the death, dissolution, bankruptcy or incompetency of an investor or otherwise, will be entitled to the allocations and distributions allocable to the Interest so acquired and to transfer such Interest in accordance with the terms of that Fund’s Limited Liability Company Agreement (the “LLC Agreement”), but will not be entitled to the other rights of an investor unless and until such transferee becomes a substituted investor as provided in the LLC Agreement. If an investor transfers an Interest or portion thereof with the approval of the Board, the Funds will promptly take all necessary actions to admit such transferee or successor to the Funds as an investor. Each investor and transferee is required to pay all expenses, including attorneys’ and accountants’ fees, incurred by the Funds in connection with such transfer. If such a transferee does not meet the investor eligibility requirements, the Funds reserve the right to redeem its Interest.

The LLC Agreement provides that each investor in a Fund has agreed to indemnify and hold harmless the Funds, the Directors, Prospero Capital Management, LLC, each other investor and any affiliate of the foregoing against all losses, claims, damages, liabilities, costs and expenses, including legal or other expenses incurred in investigating or defending against any such losses, claims, damages, liabilities, costs and expenses or any judgments, fines and amounts paid in settlement, joint or several, to which such persons may become subject by reason of or arising from any transfer made by such investor in violation of these provisions or any misrepresentation made by such investor in connection with any such transfer.

DIRECTORS AND OFFICERS

Directors

The Board has overall responsibility to manage and control the business affairs of the Funds, including the complete and exclusive authority to oversee and to establish policies regarding the management, conduct and operation of the Funds’ business. The Board exercises the same powers, authority and responsibilities on behalf of the Funds as are customarily exercised by the board of directors of a registered investment company organized as a corporation.

The Directors are not required to contribute to the capital of the Funds or hold Interests in the Funds. A majority of the Directors are not “interested persons” (as defined in the Investment Company Act) of the Funds (collectively, the “Independent Directors”) and perform the same functions for the Funds as are customarily exercised by the non-interested directors of a registered investment company organized as a corporation. Mr. Bornstein is President and sole member of the Adviser and as such is considered an “interested person” as defined in the Investment Company Act.

The identity of the Directors and brief biographical information regarding each Director is set forth below. Each Director who is deemed to be an “interested person” of the Funds, as defined in the Investment Company Act, is indicated by a footnote.

Name	Position(s) Held with Funds	Length of Time Served	Principal Occupation(s)	Number of Portfolios in Fund Complex Overseen by Director	Other Directorships
Interested Director Benjamin J. Bornstein (1)(2) 45 Palatine, No. 317 Irvine, CA 92612 (Age 34)	President and Chairman of the Board	Since May 13, 2002	President of the Adviser since November, 1992; Equities Analyst for US portfolio of various global fund products of Orbis Investment Management in London and Bermuda from 1997-99; Research Analyst at Goldman Sachs (summer, 1995) and Oppenheimer & Company from 1992-93.	All	None

Independent Directors Edward G. Shepherd 370 Blenheim Rd. Columbus, OH 43214 (Age 34)	Director	Since May 13, 2002	Neonatology Fellow, Columbus Children’s Hospital/ Ohio State University, practicing physician, Columbus, Ohio.	—	None

Andrew A. Kosove 10390 Santa Monica Blvd. Los Angeles, CA 90025 (Age 35)	Director	Since May 13, 2002	Co-President of Alcon Entertainment, film production company located in Los Angeles, CA.	—	Director of Alcon Entertainment

George Chacko Harvard Business School 389 Morgan Hall Boston, MA 02163 (Age 37)	Director	Since August 25, 2003	Associate Professor, Harvard Business School	—	Director of Atomate Corp.

(1)	Mr. Bornstein is President and sole member of the Adviser and as such is considered an “interested person” as defined in the Investment Company Act.
(2)	Mr. Bornstein oversees the Funds’ portfolios in his capacity as the President and Portfolio Manager of the Adviser.

Officers

The identity of the officers of the Funds and brief biographical information regarding each officer is set forth below. Each officer who is deemed to be an “interested person” of the Funds, as defined in the Investment Company Act, is indicated by a footnote.

Executive Officers Benjamin J. Bornstein (1) 45 Palatine, No. 317 Irvine, CA 92612 (Age 34)	President	Since May 13, 2002	President of the Adviser since November, 1992; Director of the Funds since May 13, 2002; Equities Analyst for US portfolio of various global fund products of Orbis Investment Management in London and Bermuda from 1997-99; Research Analyst at Goldman Sachs (summer, 1995) and Oppenheimer & Company from 1992-93.		None

Brian Kinney 108 Herrick Road Newton, MA 02459 (Age 42)	Treasurer	Since June 27, 2002	Managing Director, EHS Partners, consulting firm for financial services institutions, from 1998 - Present.	—	None

Christine Verzar, Ph.D.(2) 8 Snow Field Road Truro, MA 02666 (Age 64)	Secretary	Since May 26, 2004	Formerly the Chairperson, History of Art Department at Ohio State University from 1985 - 2001. Presently retired.	—	None

(1)	Mr. Bornstein is President and sole member of the Adviser and as such is considered an “interested person” as defined in the Investment Company Act.
(2)	Dr. Verzar is the mother of Benjamin Bornstein.

The Directors serve on the Board for terms of indefinite duration. A Director’s position in that capacity will terminate if such Director is removed, resigns or is subject to various disabling events such as death or incapacity. A Director may resign upon 90 days prior written notice to the other Directors, and may be removed either by vote of two-thirds of the Directors not subject to the removal vote or vote of the investors holding not less than two-thirds of the total number of votes eligible to be cast by all investors. The Directors will render assistance to investors on the question of the removal of Directors in the manner required by Section 16(c) of the Investment Company Act. In the event of any vacancy in the position of a Director, the remaining Directors may appoint an individual to serve as a Director, so long as immediately after such appointment at least two-thirds of the Directors then serving would have been elected by the investors. The Directors may call a meeting of investors to fill any vacancy in the position of a Director, and must do so within 60 days after any date on which Directors who were elected by the investors cease to constitute a majority of the Directors then serving.

Compensation

Name and Position with Fund	Aggregate Compensation from the Funds*	Total Compensation from Funds and Fund Complex Paid to Board Members**
Interested Director Benjamin J. Bornstein Chairman of the Board and President	None	None

Independent Directors Edward G. Shepherd (1) Director	$1,000	$1,000

Andrew A. Kosove (1) Director	$1,000	$1,000

George Chacko (2) Director	$500	$500

*	No officer of the Funds received aggregate compensation from the Funds exceeding $60,000 in the last fiscal year ended December 31, 2004.
**	Total from all of the Funds. No pension or retirement benefits have been paid or are proposed to be paid by the Funds.
(1)	Includes $500 paid to the director during fiscal year ending December 31, 2003, and an additional $500 paid to the director during fiscal year ending December 31, 2004.
(2)	Includes $500 paid to the director during fiscal year ending December 31, 2004.

The Independent Directors are each paid an annual retainer of $100 and per Board meeting fees of $100. The other Directors receive no annual or other fees from the Funds. All Directors are reimbursed by the Funds for their reasonable out-of-pocket expenses. The Directors do not receive any pension or retirement benefits from the Funds.

Standing Committees

The Board of Directors has formed an Audit Committee, Nominating Committee and Pricing Committee (each, a “Committee”).

The functions of the Audit Committee are: (1) to oversee the Funds’ accounting and financial reporting policies and practices, its internal controls and, as the Audit Committee may deem necessary or appropriate, the internal controls of certain of the Funds’ service providers; (2) to oversee the quality and objectivity of the Funds’ financial statements and the independent audit of those statements; (3) ascertain the independence of the Funds’ independent registered public accounting firm; (4) to act as a liaison between the Funds’ independent registered public accounting firm and the full Board of Directors. The Audit Committee is currently composed of Edward G. Shepherd, Andrew A. Kosove and George Chacko, each an Independent Director. The Audit Committee held five (5) meetings during the last fiscal year.

The functions of the Nominating Committee are to select and nominate to the Board of Directors each Independent Director and recommend to the Board of Directors any appropriate changes in compensation for each Independent Director. The Nominating Committee is currently composed of Edward G. Shepherd and Andrew A. Kosove. The Nominating Committee did not meet during the last fiscal year. The Nominating Committee will not consider nominees recommended by investors.

The Pricing Committee is responsible for advising the Board in connection with investments in securities for which market quotations are not readily available. The Pricing Committee is currently composed of Edward G. Shepherd, Brian Kinney and Benjamin J. Bornstein. The Pricing Committee did not meet during the last fiscal year.

Beneficial Ownership

The following table sets forth the dollar range of equity securities beneficially owned by each director, as of December 31, 2004, in the Funds and on an aggregate basis, in any registered investment companies overseen by the director within the same family of investment companies as the Funds. Beneficial ownership has been determined in accordance with Rule 16a-1(a)(2) of the Exchange Act.

Name of Director	Dollar Range of Equity Securities In the Registrant	Aggregate Dollar Range of Equity Securities in all Registered Investment Companies Overseen by Director in Family of Investment Companies
Benjamin J. Bornstein*	**	over $100,000

Edward G. Shepherd	—	—

Andrew A. Kosove	$10,001 - $50,000	$10,001 - $50,000

George Chacko	—	—

*	Includes non-voting Interests held by the Adviser in the Special Advisory Account.
**	Antenor Fund, LLC – over $100,000; Beaumont Fund – over $100,000; Curan Fund - $10,001 - $50,000.

As of May 31, 2005, all officers, Directors and members of advisory boards of the Funds, together as a group owned Interests in the Funds as follows:

Antenor Fund	$398,919.10
Beaumont Fund	$706,164.76
Curan Fund	$127,591.97

CODE OF ETHICS

The Funds have adopted a code of ethics under Rule 17j-1 of the Investment Company Act that applies to the Funds and the Adviser, and permits covered personnel, subject to the code, to invest in securities, including securities that may be purchased or held by the Funds. The code of ethics can be reviewed and copied at the SEC’s Public Reference Room in Washington, D.C. Information on the operation of the Public Reference Room may be obtained by calling the SEC at (202) 942-8090. The code is also available on the EDGAR database on the SEC’s Internet site at http://www.sec.gov, and also may be obtained, after paying a duplicating fee, by electronic request at the following E-mail address: publicinfo@sec.gov, or by writing the SEC’s Public Reference Section, Washington, D.C. 20549-0102.

PROXY VOTING POLICIES AND PROCEDURES

The Funds’ proxy voting policies and procedures are set forth in, and are incorporated herein by reference to, the Funds’ Certified Shareholder Report filed with the Securities and Exchange Commission on February 27, 2004 (Antenor Fund, File No. 811-21089; Beaumont Fund, File No. 811-21090; Curan Fund, File No. 811-21091). Information regarding how the Funds voted proxies relating to portfolio securities during the most recent twelve (12) month period ending June 30 is available and may be obtained upon request at no charge by calling (866) 377-7677. Information is also available on the SEC’s website (http://www.sec.gov).

INVESTMENT ADVISORY SERVICES

The Adviser

The Directors have engaged the Adviser to provide investment advice to, and manage the day-to-day business and affairs of, the Funds, in each case under the ultimate supervision of and subject to any policies established by the Board, pursuant to an investment advisory agreement entered into between the Funds and the Adviser, dated as of April 22, 2002 (the “Investment Advisory Agreement”).

In approving the Investment Advisory Agreement with respect to each Fund, the Board considered a number of factors, including: the nature, extent and quality of services to be provided by the Adviser; the personnel, resources and operating methods of the Adviser; the fees payable to the Adviser relative to those of similar funds; and ancillary benefits the Adviser may receive from its relationship with the Fund.

The Adviser was formed as a Delaware limited liability company on February 7, 2002 and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). The office of the Adviser is located at 500 Newport Center Drive, Suite 600, Newport Beach, California 92660, and its toll-free telephone number is (866) 377-7677. Before commencement of the Funds’ operations, the Adviser owned 99% of the outstanding Interests in the Funds (thereby controlling the Funds) and was, at that time, the only person to own of record or beneficially 5% or more of the outstanding Interests in the Funds. The Adviser or its designee maintains the Funds’ accounts, books and other documents required to be maintained under the Investment Company Act at 500 Newport Center Drive, Suite 600, Newport Beach, California 92660.

Pursuant to the Investment Advisory Agreement, the Adviser is responsible, subject to the supervision of the Directors, for formulating a continuing investment program for the Funds. The Investment Advisory Agreement was approved by the Funds’ full Board and by the Directors who are not “interested persons” (as defined by the Investment Company Act) of the Funds or the Adviser at a meeting held on May 13, 2002, and also was approved on such date by the Funds’ Organizational Member, as defined in the LLC Agreement. The Investment Advisory Agreement is terminable without penalty, on 60 days’ prior written notice by the Funds’ Board, by vote of a majority (as defined in the Investment Company Act) of the outstanding voting securities of each Fund, or by the Adviser. The initial term of the Investment Advisory Agreement expired two years after the Funds commenced investment operations. The Investment Advisory Agreement with the Adviser, per its terms, has been continued in effect for the current year and may be continued from year to year thereafter based upon the annual approval by the Board or the vote of a majority (as defined by the Investment Company Act) of the outstanding voting securities of the Funds, provided that, in either event, the continuance also is approved by a majority of the Directors who are not “interested persons” of a Fund or the Adviser by vote cast in person at a meeting called for the purpose of voting on such approval. The Board may terminate the Investment Advisory Agreement without penalty on 60 days prior written notice to the Adviser. The Investment Advisory Agreement also provides that it will terminate automatically in the event of its “assignment” (as defined in the Investment Company Act).

The Investment Advisory Agreement provides that, in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations to the Funds, the Adviser and any director, officer or employee thereof, or any of their affiliates, executors, heirs, assigns, successors or other legal representatives, will not be liable to the Funds for any error of judgment, for any mistake of law or for any act or omission by such person in connection with the performance of services to the Funds. The Investment Advisory Agreement also provides for indemnification, to the fullest extent permitted by law, by the Funds of the Adviser, or any director, officer or employee thereof, and any of their affiliates, executors, heirs, assigns, successors or other legal representatives, against any liability or expense to which such person may be liable which arises in connection with the performance of services to the Funds, provided that the liability or expense is not incurred by reason of the person’s willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations to the Funds.

Advisory Fees

For information on the method of computing the advisory fee payable by the Funds, including expense limitations, see “Prospectus Summary – Management Fee and Incentive Allocation” and “Summary of Fund Expenses” in the prospectus. The total dollar amounts paid by each Fund to the Adviser for advisory fees (including management fees and incentive allocations) under the advisory agreement for each of the last three years are as follows:

Fund Name	2002*	2003	2004
Antenor Fund, LLC	$6,766	$180,996	$198,857
Beaumont Fund, LLC	$22,945	$217,824	$223,999
Curan Fund, LLC	$12,615	$53,581	$42,821

*	The Funds were organized on March 26, 2002.

PORTFOLIO MANAGER

Other Accounts Managed

In addition to serving as the portfolio manager for each of the Funds, as of December 31, 2004, Mr. Benjamin J. Bornstein served as portfolio manager for (2) other individual accounts (the “Other Accounts”), neither of which is a registered investment company or other pooled investment vehicle. For both of the Other Accounts, the advisory fee payable to the Adviser is based on the performance of such Other Accounts. As of December 31, 2004, the total assets in the Other Accounts were $939,016.94.

Compensation of the Portfolio Manager

Mr. Benjamin J. Bornstein owns all of the outstanding interests of the Adviser, which is a Delaware limited liability company. Mr. Bornstein does not currently pay himself a salary or other set compensation and there are no deferred compensation or retirement plans available to Mr. Bornstein through the Adviser. Instead, any funds paid to the Adviser by the Funds for advisory services that remain after payment of all expenses of the Adviser accrue to Mr. Bornstein as the sole member of the Adviser. For securities of the Funds beneficially owned by Mr. Bornstein, see “Directors and Officers – Beneficial Ownership.”

CONFLICTS OF INTEREST

Prospero Capital Management, LLC

Prospero manages the assets of registered investment companies, private investment funds and individual accounts (collectively, “Prospero Accounts”). The Funds have no interest in these activities. Prospero and its employees will devote so much of their time to the affairs of the Adviser as in their judgment is necessary and appropriate.

Participation in Investment Opportunities

The Adviser expects to employ an investment program for the Funds that is substantially similar to the investment program employed by Prospero Capital Management, LLC for some of the Prospero Accounts. Accordingly, the Adviser will consider participation by the Funds in all appropriate investment opportunities that are under consideration for investment by Prospero for the Prospero Accounts. There may be, however, circumstances under which Prospero will cause one or more Prospero Accounts to commit a larger percentage of their respective assets to an investment opportunity than to which the Adviser will commit the Fund’s assets. There also may be circumstances under which Prospero will consider participation by the Prospero Accounts in investment opportunities in which the Adviser does not intend to invest on behalf of the Funds, or vice versa.

The Adviser will evaluate whether a particular investment opportunity or strategy is appropriate and feasible for the Funds or a Prospero Account at a particular time, including, but not limited to, the following: (1) the nature of the investment opportunity taken in the context of the other investments at the time; (2) the liquidity of the investment relative to the needs of the particular entity or account; (3) the availability of the opportunity (i.e., size of obtainable position); (4) the transaction costs involved; and (5) the investment or regulatory limitations applicable to the particular entity or account. Because these considerations may differ for the Funds and the Prospero Accounts in the context of any particular investment opportunity, the investment activities of the Funds and the Prospero Accounts may differ considerably from time to time. In addition, the fees and expenses of the Funds may differ from those of the Prospero Accounts. Accordingly, prospective investors should note that the future performance of the Funds and the Prospero Accounts may vary.

When the Adviser determines that it would be appropriate for the Funds and one or more Prospero Accounts to participate in an investment opportunity at the same time, they will attempt to aggregate, place and allocate orders on a basis that the Adviser believes to be fair and equitable, consistent with its responsibilities under applicable law. Decisions in this regard are necessarily subjective and there is no requirement that the Funds participate, or participate to the same extent as the Prospero Accounts, in all trades. However, no participating entity or account will receive preferential treatment over any other and the Adviser will take steps to ensure that no participating entity or account will be systematically disadvantaged by the aggregation, placement, and allocation of orders.

Situations may occur, however, where the Funds could be disadvantaged because of the investment activities conducted by the Adviser for the Prospero Accounts. Such situations may be based on, among other things, the following: (1) legal restrictions on the combined size of positions that may be taken for the Funds and the Prospero Accounts, thereby limiting the size of the Funds’ position; (2) the difficulty of liquidating an investment for the Funds and the Prospero Accounts where the market cannot absorb the sale of the combined positions; and (3) the determination that a particular investment is warranted only if hedged with an option or other instrument and there is a limited availability of such options or other instruments. In particular, the Funds may be legally restricted from entering into a “joint transaction” (as defined in the Investment Company Act) with the Prospero Accounts with respect to the securities of an issuer without first obtaining exemptive relief from the SEC.

The Adviser, and its directors, officers and employees may buy and sell securities or other investments for their own accounts and may have actual or potential conflicts of interest with respect to investments made on behalf of the Funds. As a result of differing trading and investment strategies or constraints, positions may be taken by directors, officers and employees of Prospero for their own accounts or for the Prospero Accounts, that are the same, different or made at a different time than positions taken for the Funds.

TAX ASPECTS

The following is a summary of certain aspects of the income taxation of the Funds and their investors which should be considered by a prospective investor. The Funds have not sought a ruling from the Internal Revenue Service (the “Service”) or any other Federal, state or local agency with respect to any of the tax issues affecting the Funds, nor has it obtained an opinion of counsel with respect to any tax issues.

This summary of certain aspects of the Federal income tax treatment of the Funds is based upon the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury Regulations promulgated under the Code (the “Regulations”), published guidance issued by the Service and judicial rulings in existence on the date hereof, all of which are subject to change (possibly with retroactive effect). Except as otherwise noted below, this summary does not discuss the impact of various proposals to amend the Code which could change certain of the tax consequences of an investment in the Funds. This summary also does not discuss all of the tax consequences that may be relevant to a particular investor, to all investors that acquire Interests for non-cash consideration or to certain investors subject to special treatment under the Federal income tax laws, such as insurance companies.

Each prospective investor should consult with its own tax adviser to understand fully the Federal, state, local and foreign income tax consequences of an investment in the Funds.

In addition to the particular matters set forth in this Tax Aspect section, tax-exempt organizations should review carefully those sections of the prospectus and this SAI regarding liquidity and other financial matters to ascertain whether the investment objectives of the Funds are consistent with their overall investment plans. Each prospective tax-exempt investor is urged to consult its own counsel regarding the acquisition of Interests.

Tax Treatment of Fund Operations

Classification of the Funds. Under current law, the Funds expect to be classified as partnerships for federal income tax purposes. As partnerships, the Funds themselves owe no federal income tax. Instead, each investor reports on its own federal income tax return for each year the investor’s distributive share of the items of income, gain, loss, deduction, and credit of the Fund. Failure to qualify as a partnership could result in a Fund being treated as a corporation subject to an entity-level federal income tax. Treatment of a Fund as a corporation for federal income tax purposes would substantially reduce the anticipated benefits of an investment in such Fund. If a Fund were determined to be taxable as a corporation, it would be taxable on its earnings at corporate income tax rates and any distributions of cash or other property made by the Fund to the investors would, to the extent of its current or accumulated earnings and profits, be taxable to investors as dividends at federal income tax rates. Furthermore, losses of the Fund would only be allowed to offset income of the Fund and could not be passed through to the investors for use on their own federal income tax returns.

Any of the Funds could fail to qualify as a partnership for federal income tax purposes in future years as a result of a variety of developments including, without limitation: (i) modifications of the law governing the classification of entities as partnerships; and (ii) characterization of such Fund as a “publicly traded partnership” under Code §7704(a). A publicly traded partnership is any partnership the interests of which are traded on an established securities market or which are readily tradable on a secondary market (or the substantial equivalent thereof).

Based upon the anticipated operations of the Funds, interests in the Funds will not be traded on an established securities market. In addition, the Regulations pertaining to publicly traded partnerships provide certain safe harbors under which interests in a partnership will not be considered readily tradable on a secondary market or the substantial equivalent thereof. The Funds expect to qualify for a safe harbor exemption provided for private placements under Regulation §7704-1(h) and may qualify for other exemptions from the publicly traded partnership rules as well.

Additionally, under an exception provided in Code §7704(c), a publicly traded partnership will not be treated as a corporation for purposes of Code §7704(a) if 90% or more of its gross income during each taxable year constitutes “qualifying income” within the meaning of Code §7704(d). Qualifying income includes, among other items, interest, dividends, real property rents, income from notional principal contracts (if the property, income, or cash flow that measures the amounts to which the Fund is entitled under the contract would give rise to qualifying income if held or received directly), payments with respect to securities loans, gain from the disposition of stock, securities, foreign currencies, or real properties and other income (including, but not limited to gains from options, futures or forward contracts) derived with respect to investments. For this purpose, the Regulations provide that notional principal contracts include interest rate swaps, currency swaps, basis swaps, interest rate caps, interest rate floors, commodity swaps, equity swaps, equity index swaps, and similar arrangements. Based upon the anticipated operations of the Funds, it is likely that 90% or more of each of the Fund’s gross income during each taxable year will constitute qualifying income; therefore, it is likely that the Funds would not bear any entity level tax even if they were treated as publicly traded partnerships.

The remainder of this discussion assumes that the Funds will be treated as partnerships for federal income tax purposes.

Allocation of Profits and Losses. Each investor otherwise required to file a U.S. federal income tax return (a “U.S. investor) will be required to report separately, on its own U.S. federal income tax return, its allocable share (whether or not distributed) of the Funds’ net long-term capital gain or loss, net short-term capital gain or loss, net ordinary income or loss, and various other categories of income, gain, loss, deduction or credit. Under Section 704(b) of the Code, a partner’s allocable share of partnership items of income, gain, loss, deduction or credit will be governed by the partnership agreement if such allocations have “substantial economic effect” or are determined to be in accordance with such partner’s “interest” in the partnership. The Funds believe that the allocations set forth in the LLC Agreement should be respected for U.S. federal income tax purposes. However, if the allocations that are made pursuant to the LLC Agreement with respect to a particular item were successfully challenged by the Internal Revenue Service (the “IRS”), then allocations in respect of such item would be made by the IRS according to its determination of each investor’s “interest” in the Funds, taking into account all of the facts and circumstances. In some instances, this could result in an investor recognizing a greater or smaller amount of loss, deduction, gain or income than it would have recognized pursuant to the terms of the LLC Agreement, or in an investor recognizing an amount of loss, deduction, gain or income at a different time than pursuant to the terms of the LLC Agreement.

Capital accounts also will be increased or decreased to their fair market value upon the additional contribution of an existing investor or admittance of a new investor to reflect a revaluation of the Funds’ property, with the result that a pre-existing investor’s pro rata share of the Funds’ unrealized gain or loss at the time of such revaluation will be adjusted by the difference between such pre-existing investor’s pre-revaluation and post-revaluation capital accounts. The regulations under Section 704(b) of the Code generally require that such gain or loss be allocated to that investor (and not to the newly admitted investor) when that gain or loss is recognized upon a disposition of the property by the Funds.

The Funds intend to allocate tax gains or losses from the disposition of Fund property by using the “full netting” approach permitted under Regulations Section 1.704-3(e)(3)(v). Under this approach, recognized gains and losses for each accounting period would be netted and this net amount would be allocated among the investors so as to reduce book/tax disparities of the individual investors resulting from the revaluation of their capital accounts. Therefore, to the extent required by these regulations, the allocation of taxable gain or loss may deviate from the allocation made for book purposes under each LLC Agreement, which allocation is done in proportion to capital accounts. The Funds’ Tax Matters Partner may modify the allocation provisions of the LLC Agreement to the extent it believes necessary to comply with the Code or regulations thereunder or to avoid any inequitable or onerous result, so long as any such modification is consistent with the principles of Sections 704(b) and 704(c) of the Code.

Each item of the Funds’ income, gain, deduction or loss allocated to an investor will have the same character to an investor and will generally have the same source (either US or foreign) as though the investor realized the item directly. Investors must report these items regardless of the extent to which, or whether, they receive cash distributions from the Funds for such taxable year and thus may incur income tax liabilities unrelated to and in excess of any distributions received from the Funds. In addition, investments by any investment entity in which any Fund has an investment in certain securities such as original issue discount obligations, preferred stock with redemption premiums, stock of “passive foreign investment companies,” “foreign person holding companies,” “controlled foreign corporations” or other foreign entities may result in the recognition of substantial amounts of taxable income without receipt of cash. A direct, or indirect, investment by any of the Funds in a “passive foreign investment company” could also, in the absence of a specific election, cause an investor to pay an interest charge on taxable income that is treated as having been deferred. Any reinvestment by an investor of a distribution from any of the Funds will not change an investor’s taxability on its share of a Fund’s taxable income.

Under each Fund’s LLC Agreement, the Adviser has the discretion to allocate specially an amount of the Funds’ net capital gains, including short-term capital gain, for Federal income tax purposes to a withdrawing investor to the extent that the investor’s capital account exceeds its Federal income tax basis in its interest in the Funds. Each Fund’s LLC Agreement provides for an equivalent special allocation of the Funds’ net capital gains, including short-term capital gain, for Federal income tax purposes to the Special Advisory Member. There can be no assurance that, if the Adviser makes such a special allocation, the Service will accept such allocation. If such allocation is successfully challenged by the Service, the Funds’ gains allocable to the remaining investors would be increased.

Tax Elections; Returns; Tax Audits. The Code provides for optional adjustments to the basis of partnership property upon distributions of partnership property to a partner and transfers of partnership interests, including by reason of death, provided that a partnership election has been made pursuant to Section 754. Under the LLC Agreements, at the request of an investor, the Adviser as the “Tax Matters Partner”, in its sole discretion, may cause any of the Funds to make such an election. Any such election, once made, cannot be revoked without the Service’s consent. As a result of the complexity and added expense of the tax accounting required to implement such an election, the Adviser does not presently intend to make such election.

The Adviser in its sole discretion may make any other election available under the Code. Such elections may affect the timing and/or character of gains and losses of the Funds.

The Adviser decides how to report the Funds items on the Funds’ tax returns, and all investors are required under the Code to treat the items consistently on their own returns, unless they file a statement with the Service disclosing the inconsistency. In the event the income tax returns of the Funds are audited by the Service, the tax treatment of the Funds’ income and deductions generally is determined at the Fund level in a single proceeding rather than by individual audits of the investors. As the Funds’ “Tax Matters Partner”, the Adviser has considerable authority to make decisions affecting the tax treatment and procedural rights of all investors. In addition, the Tax Matters Partner has the authority to bind certain investors to settlement agreements and the right on behalf of all investors to extend the statute of limitations relating to the investors’ tax liabilities with respect to Fund items.

Tax Consequences to a Withdrawing Investor

An investor who tenders its entire Interest to the Funds for repurchase generally will recognize capital gain or loss to the extent of the difference between the proceeds received by such investor and such investor’s adjusted tax basis in its Interest.

The amount of the cash distribution, if any, that is in excess of basis generally is taxable as capital gain, except to the extent attributable to certain ordinary income items of such Fund. Subject to certain exceptions, an investor would generally recognize loss on its interest in a Fund only upon the receipt of a cash distribution less than basis in connection with a complete withdrawal from such Fund.

As discussed above, each Fund’s LLC Agreement provides that the Adviser may specially allocate items of Fund capital gain, including short-term capital gain, to a withdrawing investor to the extent its liquidating distribution would otherwise exceed its adjusted tax basis in its Fund Interest. Such a special allocation may result in the withdrawing investor recognizing capital gain, which may include short-term gain, in the investor’s last taxable year in the Funds, thereby reducing the amount of long-term capital gain recognized during the tax year in which it receives its liquidating distribution upon withdrawal.

Distribution of Property

A partner’s receipt of a distribution of property from a partnership is generally not taxable. However, under Section 731 of the Code, a distribution consisting of marketable securities generally is treated as a distribution of cash (rather than property) unless the distributing partnership is an “investment partnership” within the meaning of Section 731(c)(3)(C)(i) and the recipient is an “eligible partner” within the meaning of Section 731(c)(3)(C)(iii). Each Fund will determine at the appropriate time whether it qualifies as an “investment partnership.” Assuming it so qualifies, if an investor is an “eligible partner,” which term should include an investor whose contributions to the Funds consisted solely of cash, the recharacterization rule described above would not apply.

Tax Treatment of Fund Investments

In General. A person who effects transactions in securities may be classified for Federal income tax purposes as a trader, an investor or a dealer, with respect to its securities transactions. A trader and an investor are persons who buy and sell securities for their own accounts. A dealer, on the other hand, is a person who purchases securities for resale to customers rather than for investment or speculation. Each Fund intends to conduct its investment activities as a trader or an investor and accordingly, will generally treat gains or losses on disposition of investments as capital gains or capital losses.

Depending upon its activities during any taxable year, a Fund may be treated for that year under the Code as an investor rather than a trader. In such case, the deductibility of the allocable portion of any fees and expenses paid by such Fund would be limited for investors who are individuals as a result of limitations that exist for miscellaneous itemized deductions.

Each Fund’s capital gains and losses may be long-term or short-term depending, in general, upon the length of time a particular investment position is maintained and, in some cases, upon the nature of the transaction. Property held for more than one year generally will be eligible for long-term capital gain or loss treatment. The application of certain rules (discussed below) relating to short sales, so-called “straddle” and “wash sale” transactions, and “Section 1256 contracts” may serve to alter the manner in which the holding period for a security is determined or may otherwise affect the characterization as long-term or short-term, and also the timing of the realization, of certain gains or losses. Moreover, the straddle rules and short sale rules may require the capitalization of certain related expenses.

The maximum ordinary income tax rate for individuals is 35%, and the maximum individual income tax rate for long-term capital gains is generally 15%, unless the taxpayer elects to be taxed at ordinary rates, although in any case the actual rate may be higher due to the phase out of certain tax deductions and exemptions. See “Limitation on Deductibility of Interest” below. The excess of capital losses over capital gains may be offset against the ordinary income of an individual taxpayer, subject to an annual deduction limitation of $3,000. Capital losses of an individual taxpayer may not be carried back but may be carried forward indefinitely. For corporate taxpayers, the maximum income tax rate is 35%. Capital losses of a corporate taxpayer may be offset only against capital gains, but unused capital losses may be carried back three years, subject to certain limitations, and carried forward five years.

The Funds may realize ordinary income from accruals of interest and dividends on securities. The Funds may hold debt obligations with “original issue discount.” In such case, the Funds would be required to include amounts in taxable income on a current basis even though receipt of such amounts may occur in a subsequent year. The Funds also may acquire debt obligations with “market discount.” Upon disposition of such an obligation, the Funds generally would be required to treat gain realized as interest income to the extent of the market discount which accrued during the period the debt obligation was held by the Funds. The Funds may realize ordinary income or loss with respect to its investments in partnerships engaged in a trade or business. Income or loss from transactions involving derivative instruments, such as swap transactions, entered into by the Funds also may constitute ordinary income or loss. Moreover, gain recognized from certain “conversion transactions” will be treated as ordinary income. Generally, a conversion transaction is one of several enumerated transactions where substantially all of the taxpayer’s return is attributable to the time value of the net investment in the transaction. The enumerated transactions are (i) the holding of any property, whether or not actively traded, and entering into a contract to sell such property, or substantially identical property, at a price determined in accordance with such contract, but only if such property was acquired and such contract was entered into on a substantially contemporaneous basis, (ii) certain straddles, (iii) generally any other transaction that is marketed or sold on a basis that would have the economic characteristics of a loan but the interest-like return would be taxed as capital gain or (iv) any other transaction specified in the Regulations.

Currency Fluctuations—”Section 988”; Gains or Losses. The amount of gain or loss on securities denominated in a foreign currency frequently will be affected by the fluctuation in the value of such foreign currencies relative to the value of the dollar. Generally, gains or losses with respect to investments in common stock of foreign issuers will be taxed as capital gains or losses at the time of the disposition of such stock. However, under Section 988 of the Code, gains and losses on the acquisition and disposition of foreign currency (e.g., the purchase of foreign currency and subsequent use of the currency to acquire stock) will be treated as ordinary income or loss. Moreover, under Section 988, gains or losses on disposition of debt securities denominated in a foreign currency to the extent attributable to fluctuation in the value of the foreign currency between the date of acquisition of the debt security and the date of disposition may be treated as ordinary income or loss. Similarly, gains or losses attributable to fluctuations in exchange rates that occur between the time the taxpayer accrues interest or other receivables or accrues expenses or other liabilities denominated in a foreign currency and the time the taxpayer actually collects such receivables or pays such liabilities may be treated as ordinary income or ordinary loss.

The Funds may acquire foreign currency forward contracts. See “Additional Investment Policies—Certain Portfolio Securities and Other Operating Policies—Foreign Securities.” Generally, certain foreign currency forward contracts, foreign currency regulated futures contracts and option contracts that qualify as “Section 1256 Contracts” (see “Section 1256 Contracts” below) will not be subject to ordinary income or loss treatment under Code §988. However, if a Fund acquires certain foreign currency forward contracts, foreign currency futures contracts or option contracts that are not Section 1256 Contracts, any foreign currency gain or loss realized by that Fund with respect to such instruments will be ordinary, unless the Fund elects to treat any foreign currency gain or loss attributable to a forward contract, a futures contract, or option described in Code §988(c)(1)(B)(iii) as a capital gain or loss by making such election before the close of the day on which such transaction is entered into and then only when the contract is a capital asset in the hands of the Fund and which is not a part of a straddle (within the meaning of Code §1092(c), without regard to Code §1092(c)(4)).

Section 1256 Contracts. In the case of “Section 1256 Contracts,” the Code generally applies a “mark to market” system of taxing unrealized gains and losses on such contracts and otherwise provides for special rules of taxation. Under these rules, Section 1256 Contracts, which include but are not limited to certain foreign currency forward contracts and certain options contracts, held at the end of each taxable year are treated for Federal income tax purposes as if they were sold by the holder for their fair market value on the last business day of such taxable year. The net gain or loss, if any, resulting from such deemed sales, known as “marking to market,” together with any gain or loss resulting from actual sales of Section 1256 Contracts, must be taken into account by the holder in computing its taxable income for such year. If a Section 1256 Contract held at the end of a taxable year is sold in the following year, the amount of any gain or loss realized on such sale will be adjusted to reflect the gain or loss previously taken into account under the “mark to market” rules.

Any gain or loss with respect to a Section 1256 Contract shall generally be treated as short-term capital gain or loss, to the extent of 40% of such gain or loss, and long-term capital gain or loss to the extent of 60% of such gain or loss. Such gains and losses will be taxed under the general rules described above. Gains and losses from certain foreign currency transactions will be treated as ordinary income and losses. See “Currency Fluctuations—’Section 988’ Gains or Losses.” If an individual taxpayer incurs a net capital loss for a year, the portion thereof, if any, which consists of a net loss on “Section 1256 Contracts” may, at the election of the taxpayer, be carried back three years. Losses so carried back may be deducted only against net capital gain to the extent that such gain includes gains on “Section 1256 Contracts.”

Mixed Straddle Election. The Code allows a taxpayer to elect to offset gains and losses from positions which are part of a “mixed straddle.” A “mixed straddle” is any straddle (as defined in Code §1092(c)) in which one or more but not all of the positions are Section 1256 Contracts and with respect to which each position forming part of such straddle is clearly identified, before the close of the day on which the first Section 1256 Contract forming part of the straddle is acquired, as being part of such straddle.

Pursuant to Temporary Regulations, the Funds may be eligible to elect to establish one or more mixed straddle accounts for certain of its mixed straddle trading positions. The mixed straddle account rules require a daily “marking to market” of all open positions in the account and a daily netting of gains and losses from positions in the account. At the end of a taxable year, the annual net gains or losses from the mixed straddle account are recognized for tax purposes. The application of the Temporary Regulations’ mixed straddle account rules is not entirely clear. Therefore, there is no assurance that a mixed straddle account election by the Funds will be accepted by the Service.

Short Sales or Constructive Sales. Gain or loss from a short sale of property is generally considered as capital gain or loss to the extent the property used to close the short sale constitutes a capital asset in the taxpayer’s hands. Except with respect to certain situations where the property used to close a short sale has a long-term holding period on the date of the short sale, special rules would generally treat the gains on short sales as short-term capital gains. Moreover, a loss on a short sale will be treated as a long-term capital loss if, on the date of the short sale, “substantially identical property” has been held by the taxpayer for more than one year. These rules may also terminate the running of the holding period of “substantially identical property” held by the taxpayer.

Gain or loss on a short sale will generally not be realized until such time that the short sale is closed for Federal tax purposes. However, if a Fund holds a short sale position with respect to stock, certain debt obligations or partnership interests that have appreciated in value and then acquires property that is the same as or substantially identical to the underlying property, the Fund generally will recognize gain on the date it acquires such property as if the short sale were closed on such date with such property (i.e. a constructive sale). Similarly, if a Fund holds an appreciated financial position with respect to stock, certain debt obligations or partnership interests and then enters into a short sale with respect to the same or substantially identical property, the Fund generally will recognize gain as if the appreciated financial position were sold at its fair market value on the date it enters into the short sale. The subsequent holding period for any appreciated financial position that is subject to the constructive sale rules will be determined as if such position were acquired on the date of the constructive sale.

Effect of Straddle Rules on Investors’ Securities Positions. The Service may treat certain positions in securities held, directly or indirectly, by an investor and its indirect interest in similar securities held by a Fund as “straddles” for Federal income tax purposes. The application of the “straddle” rules in such a case could affect an investor’s holding period for the securities involved and may defer the recognition of losses with respect to such securities.

Lending Portfolio Securities. If a Fund lends securities from its portfolio to brokers, dealers and other financial institutions, the Fund will not recognize gain or loss, either when the securities are transferred to the borrower or when they are returned to the Fund, provided that, under the terms of the lending agreement (i) the borrower is required to return securities identical to the securities loaned and make payments to the Fund of amounts equivalent to all interest, dividends, and other distributions (“substitute payments”) which the Fund, as owner of the securities, is entitled to receive during the term of the lending transaction, and (ii) the Fund’s risk of loss or opportunity for gain with respect to the loaned securities is not reduced. Proposed Treasury regulations would require that the lending agreement be in writing and that the agreement be terminable by the Fund upon notice of not more than five business days.

The substitute payments received by a Fund are sourced (either U.S. source or foreign source) by reference to the source of the payments (dividend or interest) they replace. Substitute interest or dividend payments generally have the same character as interest or dividend income, respectively, for purposes of determining the tax liability of and withholding of taxes with respect to a foreign person and the application of income tax treaties. Proposed Treasury regulations indicate that for other purposes the substitute payments shall be treated as a fee for the temporary use of property, and not as interest or dividend income. Nevertheless, any substitute payments made to the Fund enjoy the same exemption from unrelated business taxable income as the interest and dividends they replace so long as the lending agreement contains certain provisions, including reasonable procedures to implement the borrower’s obligation to furnish the Fund with collateral that at all times has a value at least equal to the value of the loaned securities.

Limitation on Deductibility of Interest. For non-corporate taxpayers, Code §163(d) limits the deduction for “investment interest” (i.e., interest allowable as a deduction under Chapter 1 of the Code (determined without regard to Code §163(d)(1)) or any amount allowable as a deduction in connection with personal property used in a short sale under Code §163(d)(3)(C)). Investment interest is not deductible in the current year to the extent that it exceeds the taxpayer’s “net investment income,” consisting of net gain and ordinary income derived from investments in the current year less certain directly connected expenses (other than interest or short sale expenses). For this purpose, any long-term capital gain is excluded from net investment income unless the taxpayer elects to pay tax on such amount at ordinary income tax rates.

For purposes of this provision, the Funds’ activities will be treated as giving rise to investment income for an investor, and the investment interest limitation would apply to a non-corporate investor’s share of the interest and short sale expenses attributable to the Funds’ operation. In such case, a non-corporate investor would be denied a deduction for all or part of that portion of its distributive share of the Funds’ ordinary losses attributable to interest and short sale expenses unless it had sufficient investment income from all sources including the Funds. An investor that could not deduct losses currently as a result of the application of Code §163(d) would be entitled to carry forward such losses to future years, subject to the same limitation. The investment interest limitation would also likely apply to interest paid by a non-corporate investor on money borrowed to finance its investment in the Funds. Potential investors are advised to consult with their own tax advisers with respect to the application of the investment interest limitation in their particular tax situations.

Deductibility of Fund Investment Expenditures by Non-corporate Investors. It is anticipated that the Funds’ expenses (including management fees) will be investment expenses rather than trade or business expenses.

Investment expenses of an individual, trust or estate are deductible only to the extent that such expenses exceed 2% of adjusted gross income. In addition, the Code further restricts the ability of an individual with an adjusted gross income in excess of a specified amount, for 2004, $142,700 or $71,350 for a married person filing a separate return, to deduct such investment expenses. Under such provision, investment expenses in excess of 2% of adjusted gross income may only be deducted to the extent such excess expenses, along with certain other itemized deductions, exceed the lesser of (i) 3% of the excess of the individual’s adjusted gross income over the specified amount or (ii) 80% of the amount of certain itemized deductions otherwise allowable for the taxable year. Moreover, such investment expenses are miscellaneous itemized deductions that are not deductible by a non-corporate taxpayer in calculating its alternative minimum tax liability.

It is unclear whether all or a portion of the Funds’ operations will qualify as trading rather than investment activities, the expenses for which would not be treated as investment expenses. Therefore, the foregoing limitations on deductibility may apply to a non-corporate investor’s share of the expenses of the Funds, including the management fee.

The consequences of these limitations will vary depending upon the particular tax situation of each taxpayer. Accordingly, non-corporate investors should consult their tax advisers with respect to the application of these limitations.

Application of Rules for Income and Losses from Passive Activities. The Code restricts the deductibility of losses from a “passive activity” against certain income which is not derived from a passive activity. This restriction applies to individuals, personal service corporations and certain closely held corporations. Pursuant to Temporary Regulations issued by the Treasury Department, income or loss from the Funds’ securities trading activity generally will not constitute income or loss from a passive activity. Therefore, passive losses from other sources generally could not be deducted against an investor’s share of income and gain from the Funds. Income or loss attributable to investments in partnerships engaged in a trade or business may constitute passive activity income or loss.

“Phantom Income” From Fund Investments. As discussed in more detail below, pursuant to various “anti-deferral” provisions of the Code (the “Subpart F,” “passive foreign investment company,” and “foreign personal holding company” provisions), investments, if any, by a Fund in certain foreign corporations may cause an investor to (i) recognize taxable income prior to the Fund’s receipt of distributable proceeds, (ii) pay an interest charge on receipts that are deemed as having been deferred or (iii) recognize ordinary income that, but for the “anti-deferral” provisions, would have been treated as capital gain.

Investments by the Funds in Foreign Entities. The Funds may invest in securities of corporations and other entities organized outside the United States. Under the “Subpart F” and “foreign personal holding company” rules of the Code, U.S. investors may under certain circumstances be required to include as ordinary income for U.S. federal income tax purposes amounts attributable to some or all of the earnings of a foreign corporation in which the Funds make an investment in advance of the receipt of cash attributable to such amounts. In addition, gain on the sale or other disposition of an investment by the Funds in a foreign corporation that is or has been a “controlled foreign corporation” may be re-characterized as a dividend in whole or in part.

Under the “passive foreign investment company” rules of the Code, U.S. investors may under certain circumstances be required to pay additional tax (and interest) in respect of distributions from, and gains attributable to the sale or other disposition of stock of, a Fund investment that constitutes a passive foreign investment company. In lieu of the foregoing treatment, the Funds may, under certain circumstances, make an election pursuant to which U.S. investors would include in income each year a portion of the ordinary earnings and net capital gains of a passive foreign investment company, even if not distributed (a “QEF election”). Alternatively, in the case of certain marketable stock in a passive foreign investment company, an election may be made to be taxed on an annual mark-to-market basis (which would result in ordinary income and, subject to certain limitations, loss).

Foreign Tax Credit. Income received by a Fund from sources outside the United States may be subject to withholding and other income taxes imposed by foreign countries. Each non-tax exempt United States Fund investor will be required to include in its income an amount equal to its allocable share of such taxes paid and such Fund investor will be entitled, subject to certain limitations, to credit its portion of these amounts against its United States federal income tax due, if any, or to deduct its portion from its United States taxable income, if any. The amount of foreign income taxes that may be credited against a United States investor’s United States federal income tax is generally limited to the product of such investor’s United States federal income tax liability multiplied by the ratio of such investor’s foreign source taxable income to such investor’s world-wide taxable income. For this purpose, the Funds expect that capital gains allocable to the United States investors will not be treated as foreign source taxable income. In addition, this limitation must be applied separately to certain categories of foreign source income, one of which is foreign source “passive income”. For this purpose, foreign “passive income” includes dividends, interest, capital gains and certain foreign currency gains. As a consequence, certain United States investors may not be able to claim a foreign tax credit for the full amount of their proportionate share of foreign taxes paid by the Funds.

Unrelated Business Taxable Income (“UBTI”)

Generally, an exempt organization (such as an employee benefit plan, individual retirement account or 401(k) or Keogh Plan) is exempt from Federal income tax on its passive investment income, such as dividends, interest and capital gains, whether realized by the organization directly or indirectly through a partnership in which it is an investor. This general exemption from tax does not apply to the UBTI of an exempt organization. UBTI includes “unrelated debt-financed income,” which generally consists of (i) income derived by an exempt organization, directly or through a partnership, from income-producing property with respect to which there is “acquisition indebtedness” at any time during the taxable year, and (ii) gains derived by an exempt organization, directly or through a partnership, from the disposition of property with respect to which there is “acquisition indebtedness” at any time during the 12-month period ending with the date of such disposition. With respect to its investments in partnerships engaged in a trade or business, the Funds’ income, or loss, from these investments may constitute UBTI.

The Funds may incur “acquisition indebtedness” with respect to certain of their transactions. Based upon a published ruling issued by the Service which generally holds that income and gain with respect to short sales of publicly traded stock does not constitute income from debt financed property for purposes of computing UBTI, each Fund will treat its short sales of securities as not involving “acquisition indebtedness” and therefore not generating UBTI. The percentage of income (i.e., dividends and interest) from securities with respect to which there is “acquisition indebtedness” during a taxable year which will be treated as UBTI generally will be based on the percentage which the “average acquisition indebtedness” incurred with respect to such securities is of the “average amount of the adjusted basis” of such securities during the taxable year.

The percentage of capital gain from securities with respect to which there is “acquisition indebtedness” at any time during the 12-month period ending with the date of their disposition which will be treated as UBTI will be based on the percentage which the highest amount of such “acquisition indebtedness” is of the “average amount of the adjusted basis” of such securities during the taxable year. In determining the unrelated debt-financed income of each Fund, an allocable portion of deductions directly connected with each Fund’s debt-financed property is taken into account. Thus, for instance, a percentage of capital losses from debt-financed securities, based on the debt/basis percentage calculation described above, would offset gains treated as UBTI.

Since the calculation of the Funds’ “unrelated debt-financed income” is complex and will depend in large part on the amount of indebtedness, if any, incurred by the Funds from time to time, it is impossible to predict what percentage of a Fund’s income and gains will be treated as UBTI for an investor which is an exempt organization. An exempt organization’s share of the income or gains of the Fund which is treated as UBTI may not be offset by losses of the exempt organization either from the Fund or otherwise, unless such losses are treated as attributable to an unrelated trade or business (e.g., losses from securities for which there is acquisition indebtedness).

To the extent that the Funds generate UBTI, the applicable Federal tax rate for such an investor generally would be either the corporate or trust tax rate depending upon the nature of the particular exempt organization. An exempt organization may be required to support, to the satisfaction of the Service, the method used to calculate its UBTI. The Funds will be required to report to an investor that is an exempt organization information as to the portion, if any, of its income and gains from each Fund for each year which will be treated as UBTI. The calculation of such amount with respect to transactions entered into by the Funds is highly complex, and there is no assurance that the Funds’ calculation of UBTI will be accepted by the Service.

In general, if UBTI is allocated to an exempt organization such as a qualified retirement plan or a private foundation, the portion of a Fund’s income and gains which is not treated as UBTI will continue to be exempt from tax, as will the organization’s income and gains from other investments which are not treated as UBTI. Therefore, the possibility of realizing UBTI from its investment in the Funds generally should not affect the tax-exempt status of such an exempt organization. However, a charitable remainder trust will not be exempt from Federal income tax under Section 664(c) of the Code for any year in which it has UBTI. Charitable remainder trusts may not purchase Interests. A title-holding company will not be exempt from tax if it has certain types of UBTI. An individual retirement account (“IRA”) may be required to file an income tax return for any taxable year in which it has UBTI. To file the return, it may be necessary for the IRA holder to obtain an Employer Identification Number.

A prospective investor should consult its tax adviser with respect to the tax consequences of receiving UBTI from the Funds. See “ERISA Considerations.”

Certain Issues Pertaining to Specific Exempt Organizations

Private Foundations. Private foundations and their managers are subject to excise taxes if they invest “any amount in such a manner as to jeopardize the carrying out of any of the foundation’s exempt purposes.” This rule requires a foundation manager, in making an investment, to exercise “ordinary business care and prudence” under the facts and circumstances prevailing at the time of making the investment, in providing for the short-term and long-term needs of the foundation to carry out its exempt purposes. The factors which a foundation manager may take into account in assessing an investment include the expected rate of return, both income and capital appreciation, the risks of rising and falling price levels, and the needs for diversification within the foundation’s portfolio.

In order to avoid the imposition of an excise tax, a private foundation may be required to distribute on an annual basis its “distributable amount,” which includes, among other things, the private foundation’s “minimum investment return,” defined as 5% of the excess of the fair market value of its non-functionally related assets, assets not used or held for use in carrying out the foundation’s exempt purposes, over certain indebtedness incurred by the foundation in connection with such assets. It appears that a foundation’s investment in the Funds would most probably be classified as a non-functionally related asset. A determination that an interest in the Funds is a non-functionally related asset could conceivably cause cash flow problems for a prospective investor that is a private foundation. Such an organization could be required to make distributions in an amount determined by reference to unrealized appreciation in the value of its Interest in the Funds. Of course, this factor would create less of a problem to the extent that the value of the investment in the Funds is not significant in relation to the value of other assets held by a foundation.

In some instances, an investment in the Funds by a private foundation may be prohibited by the “excess business holdings” provisions of the Code. For example, if a private foundation, either directly or together with a “disqualified person,” acquires more than 20% of the capital interest or profits interest of the Funds, the private foundation may be considered to have “excess business holdings.” If this occurs, such foundation may be required to divest itself of its interest in the Funds in order to avoid the imposition of an excise tax. However, the excise tax will not apply if at least 95% of the gross income from the Fund is “passive” within the applicable provisions of the Code and Regulations. Although there can be no assurance, the Adviser believes that the Funds will meet this 95% gross income test.

A substantial percentage of investments of certain “private operating foundations” may be restricted to assets directly devoted to their tax-exempt purposes. Otherwise, generally, rules similar to those discussed above govern their operations.

Qualified Retirement Plans. Employee benefit plans subject to the provisions of ERISA, IRAs and Keogh Plans should consult their counsel as to the implications of such an investment under ERISA. See “Tax Aspects—Unrelated Business Taxable Income” and “ERISA Considerations.”

Endowment Funds. Investment managers of endowment funds should consider whether the acquisition of an Interest in the Funds is legally permissible. This is not a matter of Federal law, but is determined under state statutes. It should be noted, however, that under the Uniform Management of Institutional Funds Act, which has been adopted, in various forms, by a large number of states, participation in investment funds or similar organizations in which funds are commingled and investment determinations are made by persons other than the governing board of the endowment fund is allowed.

Legislative Proposals

It is possible that proposals may be initiated by the executive or legislative branches of the federal government that would affect the tax consequences described herein. It is not possible to predict at this time the extent to which any such proposals will be enacted by Congress and, if enacted, what their final form and effective dates might be. In addition, as part of the budgetary process, other proposals could be enacted that would change the tax consequences described herein of an investment in the Funds. Prospective investors should consult their own tax advisers regarding the status of any such proposed changes and the effect, if any, on their investment in the Funds.

State and Local Taxation

In addition to the Federal income tax consequences described above, prospective investors should consider potential state and local tax consequences of an investment in the Funds. State and local tax laws differ in the treatment of limited liability companies such as the Funds. A few jurisdictions, but not Delaware where the Funds are organized, may impose entity level taxes on a limited liability company if it is found to have sufficient contact with that jurisdiction. Such taxes are frequently based on the income and capital of the entity that is allocated to the jurisdiction. Although there can be no assurance and except as noted below, the Funds intend to conduct their activities so that they will not be subject to entity level taxation by any state or local jurisdiction. The Funds moved their principal offices to California at the beginning of 2005. California imposes a gross receipts fee on limited liability companies that is not imposed on certain other types of entities. In addition, California imposes a minimum franchise tax that is also applicable to other entity types.

State and local laws often differ from Federal income tax laws with respect to the treatment of specific items of income, gain, loss, deduction and credit. An investor’s distributive share of the taxable income or loss of the Funds generally will be required to be included in determining its reportable income for state and local tax purposes in the jurisdiction in which it is a resident.

A partnership in which a Fund acquires an interest may conduct business in a jurisdiction that will subject to tax an investor’s share of the Fund’s income from that business. Investors may be required to file tax returns in any such jurisdiction. Prospective investors should consult their tax advisers with respect to the availability of a credit for such tax in the jurisdiction in which that investor is a resident.

ERISA CONSIDERATIONS

Persons who are fiduciaries with respect to an employee benefit plan or other arrangement subject to the Employee Retirement Income Security Act of 1974, as amended (an “ERISA Plan” and “ERISA,” respectively), and persons who are fiduciaries with respect to an IRA or Keogh Plan, which is not subject to ERISA but is subject to the prohibited transaction rules of Section 4975 of the Code (together with ERISA Plans, “Benefit Plans”) should consider, among other things, the matters described below before determining whether to invest in the Funds.

ERISA imposes certain general and specific responsibilities on persons who are fiduciaries with respect to an ERISA Plan, including prudence, diversification, an obligation not to engage in a prohibited transaction and other standards. In determining whether a particular investment is appropriate for an ERISA Plan, Department of Labor (“DOL”) regulations provide that a fiduciary of an ERISA Plan must give appropriate consideration to, among other things, the role that the investment plays in the ERISA Plan’s portfolio, taking into consideration whether the investment is designed reasonably to further the ERISA Plan’s purposes, an examination of the risk and return factors, the portfolio’s composition with regard to diversification, the liquidity and current return of the total portfolio relative to the anticipated cash flow needs of the ERISA Plan, the income tax consequences of the investment (see “Tax Aspects—Unrelated Business Taxable Income” and “—Certain Issues Pertaining to Specific Exempt Organizations”), and the projected return of the total portfolio relative to the ERISA Plan’s funding objectives. Before investing the assets of an ERISA Plan in the Funds, a fiduciary should determine whether such an investment is consistent with its fiduciary responsibilities and the foregoing regulations. For example, a fiduciary should consider whether an investment in the Funds may be too illiquid or too speculative for a particular ERISA

Plan, and whether the assets of the ERISA Plan would be sufficiently diversified. If a fiduciary with respect to any such ERISA Plan breaches its responsibilities with regard to selecting an investment or an investment course of action for such ERISA Plan, the fiduciary may be held liable for losses incurred by the ERISA Plan as a result of such breach.

Because the Funds are registered as investment companies under the Investment Company Act, the underlying assets of the Funds should not be considered to be “plan assets” of the ERISA Plans investing in the Funds for purposes of ERISA’s (or the Code’s) fiduciary responsibility and prohibited transaction rules. Thus, the Adviser will not be a fiduciary within the meaning of ERISA by reason of its authority with respect to the Funds.

The Funds will require a Benefit Plan which proposes to invest in the Funds to represent that it, and any fiduciaries responsible for such Plan’s investments, are aware of and understand the Funds’ investment objectives, policies and strategies, that the decision to invest plan assets in the Funds was made with appropriate consideration of relevant investment factors with regard to the Benefit Plan and is consistent with the duties and responsibilities imposed upon fiduciaries with regard to their investment decisions under ERISA and/or the Code.

The provisions of ERISA and the Code are subject to extensive and continuing administrative and judicial interpretation and review. The discussion of ERISA and the Code contained in this SAI is general and may be affected by future publication of regulations and rulings. Potential Benefit Plan investors should consult their legal advisers regarding the consequences under ERISA and the Code of the acquisition and ownership of interests.

BROKERAGE

The Adviser is responsible for the execution of each Fund’s portfolio transactions and the allocation of brokerage. On the great majority of foreign stock exchanges, commissions are fixed. Transactions on some foreign stock exchanges and on U.S. stock exchanges involve the payment of negotiated brokerage commissions. No stated commission is generally applicable to securities traded in over-the-counter markets, but the prices of those securities include undisclosed commissions or mark-ups.

In executing transactions on behalf of each Fund, the Adviser seeks to obtain the best execution for the Fund, taking into account factors such as price, size of order, difficulty of execution and operational facilities of a brokerage firm, and in the case of transactions effected by the Fund with unaffiliated brokers, the firm’s risk in positioning a block of securities. Although the Adviser generally will seek reasonably competitive commission rates, the Funds will not necessarily pay the lowest commission available on each transaction. The Funds will have no obligation to deal with any broker or group of brokers in executing transactions in portfolio securities.

Following the principle of seeking best execution, the Adviser may place brokerage business on behalf of the Funds with brokers that provide the Adviser with supplemental research, market and statistical information, including advice as to the value of securities, the advisability of investing in, purchasing or selling securities, and the availability of securities or purchasers or sellers of securities, and furnishing analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy and the performance of accounts. The expenses of the Adviser are not necessarily reduced as a result of the receipt of this supplemental information, which may be useful to the Adviser in providing services to clients other than the Funds. In addition, not all of the supplemental information is used by the Adviser in connection with the Funds. Conversely, the information provided to the Adviser by brokers and dealers through which other clients of the Adviser effect securities transactions may be useful to the Adviser in providing services to the Funds.

Although the Funds cannot accurately predict their portfolio turnover, the Funds expects that the annual portfolio turnover rate for securities generally will be approximately 40% for the Antenor Fund, 40% for the Beaumont Fund and 40% for the Curan Fund. A turnover rate of 100% is equivalent to a Fund buying and selling all of the securities in its portfolio once in the course of a year. A portfolio turnover rate of 100% or more is considered to be high. Higher portfolio turnover rates usually generate additional brokerage commissions and transaction costs and the short-term gains realized from these transactions are taxable to investors at ordinary income tax rates.

AUDITORS AND LEGAL COUNSEL

Arthur F. Bell, Jr. & Associates, L.L.C. serves as the independent registered public accounting firm of the Funds. Its principal business address is 201 International Circle, Suite 200, Hunt Valley, Maryland 21030.

Schottenstein, Zox & Dunn Co., L.P.A. acts as legal counsel to the Funds. Its principal business address is 250 West Street, Columbus, Ohio 43215.

CUSTODIAN

Banc of America Securities (the “Custodian”) serves as the primary custodian of the Funds’ assets, and may maintain custody of each Fund’s assets with domestic and foreign sub-custodians (which may be banks, trust companies, securities depositories and clearing agencies) approved by the Directors. Assets of the Funds are not held by the Adviser or commingled with the assets of other accounts other than to the extent that securities are held in the name of a custodian in a securities depository, clearing agency or omnibus customer account of such custodian. The Custodian’s principal business address is 600 Montgomery Street, 6th Floor, San Francisco, California 94111.

SUMMARY OF LLC AGREEMENT

The following is a summary description of additional items and of select provisions of the LLC Agreement which are not described elsewhere in the Funds’ prospectus or SAI. The description of such items and provisions is not definitive and reference should be made to the complete text of the appropriate Fund’s LLC Agreement distributed with the prospectus.

Investor Interests

Persons who purchase Interests in an offering being made hereby will be members of the Funds. The Adviser, or its successor as investment adviser of the Funds, also will be a Special Advisory Member of the Funds. In that regard, the Funds have established a Special Advisory Account solely for the purpose of receiving the Incentive Allocation. The interest of the Special Advisory Member has no right to participate in the income or gains of the Funds, no voting rights and no right to receive a share of the assets of a Fund upon its liquidation, except to the extent that the Special Advisory Member has received or is entitled to receive the Incentive Allocation credited to the Special Advisory Account and all or a portion of that allocation has not been withdrawn. The Adviser may not contribute to the Funds in its capacity as Special Advisory Member but may contribute to the Funds as an investor in the Funds.

Liability of Investors

Investors in the Funds will be members of a limited liability company as provided under Delaware law. Under Delaware law and the LLC Agreement, an investor will not be liable for the debts, obligations or liabilities of the Funds solely by reason of being an investor, except that the investor may be obligated to make capital contributions to the Funds pursuant to the LLC Agreement, to repay any funds wrongfully distributed to the investor. An investor may be required to contribute to the Funds, whether before or after the Funds’ dissolution or after the investor ceases to be an investor, such amounts as the Funds deem necessary to meet a Fund’s debts, obligations or liabilities. Such amounts will not exceed, for any investor, the aggregate amount of any distributions, amounts in connection with the repurchase of all or a portion of each investor’s interests, and any other amounts received by the investor from the Funds during or after the fiscal year to which any debt, obligation or liability of the Funds is incurred.

Disputes

Pursuant to the LLC Agreement, all controversies arising between or among members of the Fund, including the Special Advisory member and all investors, or one or more members and the Fund in connection with the Fund will be submitted to arbitration. Controversies will be determined, to the fullest extent permitted by law, by an arbitration panel convened by The New York Stock Exchange, Inc. (“NYSE”) or the National Association of Securities Dealers, Inc. (the “NASD”). The parties may also select any other national securities exchange’s arbitration forum upon which a party is legally required to arbitrate the controversy. The determination of the arbitrators is final and binding on the parties, and the parties are required to waive their right to seek remedies in court. Judgment on any award of any such arbitration may be entered in the Supreme Court of the State of New York or in any other court having jurisdiction over the party or parties against whom such award is rendered.

Duty of Care of the Board, the Administrator and the Adviser

The LLC Agreement provides that none of the Directors, the Administrator nor the Adviser (including certain of their affiliates, among others) shall be liable to the Funds or any of the investors for any loss or damage occasioned by any act or omission in the performance of their respective services as such in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of their duties. The LLC Agreement also contains provisions for the indemnification, to the extent permitted by law, of the Directors, the Administrator and the Adviser (including certain of their affiliates, among others) by the Funds, but not by the investors individually, against any liability and expense to which any of them may be liable which arises in connection with the performance of their activities on behalf of the Funds. None of these persons will be personally liable to any investor for the repayment of any balance in such investor’s capital account or for contributions by such investor to the capital of the Funds or by reason of any change in the Federal or state income tax laws applicable to the Funds or their investors. The rights of indemnification and exculpation provided under each Fund’s LLC Agreement do not provide for indemnification of a Director, the Administrator or the Adviser for any liability, including liability under Federal securities laws which, under certain circumstances, impose liability even on persons that act in good faith, to the extent, but only to the extent, that such indemnification would be in violation of applicable law.

Amendment of the LLC Agreement

The LLC Agreement may be amended with the approval of (i) the Board, including a majority of the Independent Directors, if required by the Investment Company Act, (ii) the Administrator, acting in its administrative capacity, or (iii) a majority, as defined in the Investment Company Act, of the outstanding voting securities of the Funds. Certain amendments involving capital accounts, allocations thereto and the modification of events causing dissolution of a Fund may not be made without the consent of any investors adversely affected thereby or unless each investor has received notice of such amendment and any investor objecting to such amendment has been allowed a reasonable opportunity to tender its entire Interest for repurchase by the Fund.

Power of Attorney

By purchasing an Interest in the Funds and by signing the LLC Agreement (which each investor will do by virtue of signing the subscription agreement for the Funds), each investor will appoint the Investment Adviser, Administrator and each of the Directors his or her attorney-in-fact for purposes of filing required certificates and documents relating to the formation and continuance of the Funds as limited liability companies under Delaware law or signing all instruments effecting authorized changes in the Funds or the LLC Agreement and conveyances and other instruments deemed necessary to effect the dissolution or termination of the Funds.

The power-of-attorney granted in the LLC Agreement is a special power-of-attorney coupled with an interest in favor of the Investment Adviser, Administrator and each of the Directors and as such is irrevocable and continues in effect until all of such investor’s Interest in the Funds has been withdrawn pursuant to a periodic tender, has otherwise been repurchased in compliance with the Investment Company Act, or transferred to one or more transferees that have been approved by the Board for admission to the Funds as substitute investors.

Term, Dissolution and Liquidation

A Fund will be dissolved:

•	Upon the affirmative vote to dissolve the Fund by both (1) the Board and (2) investors holding at least two-thirds of the total number of votes eligible to be cast by all investors;

•	Upon the expiration of any two-year period which commences on the date on which any investor has submitted to the Fund a written request, in accordance with the Fund’s LLC Agreement, to tender its Interest for repurchase by the Fund if such investor’s Interest has not been repurchased during such period;

•	At the election of the Adviser;

•	Upon termination of the Investment Advisory Agreement;

•	Upon the failure of investors to elect successor Directors at a meeting called by the Adviser when no Director remains; or

•	As required by operation of law.

Upon the occurrence of any event of dissolution, the Board, acting directly, or a liquidator under appointment by the Board, is charged with winding up the affairs of the Funds and liquidating their assets. Net profits or net loss during the fiscal period including the period of liquidation will be allocated as described in the section titled “Capital Accounts —Allocation of Net Profits and Net Losses” in the prospectus.

Upon the dissolution of a Fund, its assets are to be distributed (1) first to satisfy the debts, liabilities and obligations of the Fund, other than debts to investors, including actual or anticipated liquidation expenses, (2) next to satisfy debts owing to the investors, (3) to the Special Advisory Member any balance in the Special Advisory Account after giving effect to the Incentive Allocation, and (4) finally to the investors proportionately in accordance with the balances in their respective capital accounts. Assets may be distributed in-kind on a pro rata basis if the Board or liquidator determines that such a distribution would be in the interests of the investors in facilitating an orderly liquidation.

Reports to Investors

The Funds will furnish to investors as soon as practicable after the end of each taxable year such information as is necessary for such investors to complete Federal and state income tax or information returns, along with any other tax information required by law. The Funds will send to investors a semi-annual and an audited annual report within 60 days after the close of the period for which it is being made, or as otherwise required by the Investment Company Act. Quarterly reports from the Adviser regarding each Fund’s operations during such period also will be sent to investors.

Fiscal Year

Each Fund’s fiscal year ends on December 31st.

FINANCIAL STATEMENTS

The following audited financial statements of the Registrant are incorporated herein by reference to the Registrant’s Certified Shareholder Report on Form N-CSR for the year ended December 31, 2004 filed with the Securities and Exchange Commission on March 2, 2005 (Antenor Fund, File No. 811-21089; Beaumont Fund, File No. 811-21090; Curan Fund, File No. 811-21091):

•	Report of Independent Registered Public Accounting Firm.

•	Statement of Assets and Liabilities.

•	Schedule of Investments in Securities.

•	Statement of Operations.

•	Statement of Changes in Members’ Capital.

•	Notes to the Financial Statements.

PART C. OTHER INFORMATION

Item 25. Financial Statements and Exhibits

1.	Financial Statements

The following audited financial statements of the Registrant are incorporated herein by reference to the Registrant’s Certified Shareholder Report on Form N-CSR for the year ended December 31, 2004 filed with the Securities and Exchange Commission on March 2, 2005 (Antenor Fund, File No. 811-21089; Beaumont Fund, File No. 811-21090; Curan Fund, File No. 811-21091):

•	Report of Independent Registered Public Accounting Firm.

•	Statement of Assets and Liabilities.

•	Schedule of Investments in Securities.

•	Statement of Operations.

•	Statement of Changes in Members’ Capital.

•	Notes to the Financial Statements.

2.	Exhibits:

a. (1)	Certificate of Formation *
a. (2)	Form of Limited Liability Company Agreement, as amended effective June 15, 2005
b.	Not Applicable
c.	Not Applicable
d.	See Item 25 (2)(a)(2)
e.	Not Applicable
f.	Not Applicable
g.	Form of Investment Advisory Agreement *
h.	Not required
i.	Not applicable
j.	Form of Custody Agreement *
k.	Form of Escrow Agreement *
l.	Not required
m.	Not Applicable
n. (1)	Consent of Arthur F. Bell, Jr. & Associates, L.L.C., independent registered public accounting firm
o.	Not required
p.	Not Applicable
q.	Not Applicable
r. (1)	Code of Ethics *
r. (2)	Code of Ethics, as amended July 2003**
s.	Powers of Attorney (included as part of the signature page) *

*	Incorporated by reference to the Registrant’s Registration Statement filed with the Securities and Exchange Commission on May 14, 2002 (Antenor Fund, File No. 811-21089; Beaumont Fund, File No. 811-21090; Curan Fund, File No. 811-21091).
**	Incorporated by reference to the Registrant’s Certified Shareholder Reported filed with the Securities and Exchange Commission on February 27, 2004 (Antenor Fund, File No. 811-21089; Beaumont Fund, File No. 811-21090; Curan Fund, File No. 811-21091).

Item 26. Marketing Arrangements: Not Applicable.

Item 27. Other Expenses of Issuance and Distribution:

Legal fees	$20,000
Accounting fees	3,000
Printing	3,000
Miscellaneous	4,000

Total	$30,000

Item 28. Persons Controlled by or Under Common Control with Registrant: None.

Item 29. Number of Holders of Securities:

The following table sets forth the number of holders of Interests in each Fund as of March 31, 2005:

Title of Class	Fund	Number of Recordholders
Limited Liability Company Interests	Antenor Fund	36*
Limited Liability Company Interests	Beaumont Fund	63*
Limited Liability Company Interests	Curan Fund	14*

*	Includes a non-voting Special Advisory Member interest held by the Advisor.

Item 30. Indemnification:

Reference is made to Section 3.7 of the Registrant’s Limited Liability Company Agreement (the “LLC Agreement”) filed as Exhibit (a)(2) to Amendment No. 1 to the Registrant’s Registration Statement on Form N-2 filed with the Securities and Exchange Commission on June 28, 2002 (Antenor Fund, File No. 811-21089; Beaumont Fund, File No. 811-21090; Curan Fund, File No. 811-21091) and distributed with the Prospectus, and to Paragraph 7 of the Registrant’s Investment Advisory Agreement (“Investment Advisory Agreement”) filed as Exhibit (g) to the Registrant’s Registration Statement on Form N-2 filed with the Securities and Exchange Commission on May 14, 2002 (Antenor Fund, File No. 811-21089; Beaumont Fund, File No. 811-21090; Curan Fund, File No. 811-21091). The Registrant hereby undertakes that it will apply the indemnification provisions of the LLC Agreement and Investment Advisory Agreement in a manner consistent with Release 40-11330 of the Securities and Exchange Commission under the Investment Company Act of 1940, as amended (the “Investment Company Act”), so long as the interpretation therein of Sections 17(h) and 17(i) of the Investment Company Act remains in effect.

The Registrant, in conjunction with the Adviser, the Registrant’s directors and other registered management investment companies managed by the Adviser or its affiliates, maintains insurance on behalf of any person who is or was an independent director, officer, employee, or agent of the Registrant, or who is or was serving at the request of the Registrant as an individual general partner, director, officer, employee or agent of another managed investment company, against certain liability asserted against and incurred by, or arising out of, his or her position. However, in no event will the Registrant pay that portion of the premium, if any, for insurance to indemnify any such person or any act for which the Registrant itself is not permitted to indemnify.

Item 31. Business and Other Connections of Investment Adviser:

A description of any other business, profession, vocation, or employment of a substantial nature in which the investment adviser of the Registrant, and each director, executive officer, or partner of any such investment adviser, is or has been, at any time during the past two fiscal years, engaged in for his or her own account or in the capacity of member, director, officer, employee, partner or trustee, is set forth in the Registrant’s Prospectus in the section entitled “Management of the Funds.” Information as to the members and officers of Prospero Capital Management, LLC is included in its Form ADV as filed with the Commission (File No. 114775), and is incorporated herein by reference.

Item 32. Location of Accounts and Records:

Prospero Capital Management, LLC, the Funds’ adviser, maintains all required books and records at its offices, located at 500 Newport Center Drive, Suite 600, Newport Beach, California 92660.

Item 33. Management Services: Not Applicable.

Item 34. Undertakings: Not Applicable.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on the 16th day of June 2005.

ANTENOR FUND, LLC

By:	/s/ Benjamin J. Bornstein
Benjamin J. Bornstein, Principal Executive Officer of Prospero Capital Management, LLC.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on the 16th day of June 2005.

BEAUMONT FUND, LLC

By:	/s/ Benjamin J. Bornstein
Benjamin J. Bornstein, Principal Executive Officer of Prospero Capital Management, LLC.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on the 16th day of June 2005.

CURAN FUND, LLC

By:	/s/ Benjamin J. Bornstein
Benjamin J. Bornstein, Principal Executive Officer of Prospero Capital Management, LLC.